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Colgate-Palmolive Company

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March 27, 2003

Dear Fellow Colgate Stockholder:

       You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 6, 2003, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

       At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of auditors and to consider three stockholder proposals. We will also review the progress of the Company during the past year and answer your questions.

       This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

       This Proxy Statement includes a section highlighting the Company's key corporate governance standards. The Company and its Board of Directors have had a long-standing commitment to good governance, and the Board continuously reviews its governance practices to ensure that they promote shareholder value. In the past year, this ongoing review has resulted in several enhancements described in this section, including the updating of the Company's Corporate Governance Guidelines and the charters of the committees of the Board of Directors. Copies of the updated guidelines and charters are contained in Appendices A through E. We invite you to review these sections of the Proxy Statement to learn about our continuing commitment to excellence in corporate governance.

       It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by following the instructions on the enclosed proxy card. You may vote your proxy by telephone, Internet or mail.

Very truly yours,

Reuben Mark Chairman of the Board and Chief Executive Officer	William S. Shanahan President

March 27, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 2003 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Tuesday, May 6, 2003, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors;
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2003;
3.	To consider three stockholder proposals; and
4.	To consider and act upon such other business as may properly come before the meeting.

       Stockholders of record at the close of business on March 7, 2003 are entitled to vote at the Annual Meeting.

       Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete and mail the enclosed proxy card to us in the return envelope, which requires no postage if mailed in the United States. Voting now will not limit your right to change your vote or to attend the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

PROXY STATEMENT

       Colgate-Palmolive Company (referred to in this Proxy Statement as ''we,'' ''Colgate'' or the ''Company'') is sending you this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2003 Annual Meeting of Stockholders.

       We are mailing this Proxy Statement, a proxy card and the 2002 Annual Report of the Company to stockholders beginning March 27, 2003. Neither the Annual Report being mailed with the Proxy Statement nor the Audit Committee Report included herein is part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

       The Company has three classes of voting stock: Common Stock, $4.25 Preferred Stock and Series B Convertible Preference Stock. If you were the record owner of any of these classes of stock on March 7, 2003, the record date for voting at the Annual Meeting, then you are entitled to vote at the meeting.

Determining the Number of Votes You Have

       Each share of Common Stock and $4.25 Preferred Stock has one vote, and each share of Series B Convertible Preference Stock has eight votes.

How to Vote

       You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the telephone, the Internet or mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board of Directors recommends that you vote by proxy.

       Voting by Proxy

       Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by telephone, Internet or mail, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2003 and the stockholder proposals. If you vote using the telephone or Internet, you will be instructed how to approve, disapprove or abstain from voting on these proposals.

       If any other matters are properly presented at the Annual Meeting for consideration, the Company's directors named on your proxy card as the Proxy Committee (the ''Proxy Committee'') will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

• Vote by Telephone
If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number on your proxy card (at no cost to you). Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern time) on Monday, May 5, 2003. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

• Vote by Internet
You also can vote your shares via the Internet. The web site address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern time) on Monday, May 5, 2003. As with telephone voting, you will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you vote via the Internet, you do not need to return your proxy card.
• Vote by Mail
To vote your shares by mail, complete and return the enclosed proxy card to us before May 6, 2003, the date of the Annual Meeting. If you sign and return the proxy card but do not specify how to vote, we will vote your shares in favor of our nominees for director and the ratification of the selection of auditors and against the stockholder proposals.

       Voting at the Annual Meeting

       If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by mail, telephone or Internet, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Revocation of Proxies

       You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by telephone or via the Internet; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

       To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of the Company. This majority may be present in person or by proxy. Abstentions and ''broker non-votes'' (which are explained below) are counted as present to determine whether there is a quorum.

Broker Non-Votes

       A ''broker non-vote'' occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. ''Broker non-votes'' are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

       Under the rules of the New York Stock Exchange (the ''NYSE''), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposals 1 and 2, even if the broker does not receive instructions from you, but not on Proposals 3, 4 and 5.

Required Vote

       Proposal 1: Election of Directors. The nine nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you indicate you want to withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee.

       Proposal 2: Ratification of Selection of Auditors. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the auditors. This means that if you abstain from voting on the selection of auditors, it will have the same effect as if you voted against this proposal.

       Proposals 3, 4 and 5: Stockholder Proposals. For each of the stockholder proposals, the affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of each resolution. When voting your proxy, the Proxy Committee will vote against these resolutions unless you instruct otherwise. If you abstain from voting on a particular stockholder proposal, it will have the same effect as if you voted against the proposal. ''Broker non-votes'' will be treated as not present for voting on the stockholder proposals.

Confidential Voting

       All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate the proxies whether you vote by telephone, Internet or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change of control of the Company or if doing so is necessary to meet legal requirements.

Voting by Employees Participating in the Colgate-Palmolive Savings and Investment Plan

       If you are a Colgate employee who participates in the Colgate-Palmolive Company Employees Savings and Investment Plan (the ''Savings and Investment Plan''), the trustee for the Savings and Investment Plan will send you a proxy card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Series B Convertible Preference Stock and Common Stock credited to your account under the Savings and Investment Plan as of March 7, 2003, the record date for voting at the meeting.

•	You can direct the trustee how to vote the shares by telephone, via the Internet or by returning the proxy card. Instructions for each method are indicated on the proxy card.
•	If you do not indicate your vote to the trustee on time, the trustee will vote your shares in the same proportion as the shares voted by employees who vote on time.

Voting by Employees Participating in a Stock Ownership Program outside the U.S.

       If you are an employee who participates in one of our employee stock ownership plans outside the U.S., you will receive separate voting instructions from your local Human Resources Department.

GOVERNANCE OF THE COMPANY

Colgate's Corporate Governance Commitment

       Colgate's Board of Directors believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of Colgate's key business strategies, including its focus on core product categories and global brands, people development programs emphasizing ''pay for performance'' and the highest business standards. Colgate's Board has been at the center of these key strategies, helping to design and implement them, and seeing that they guide the Company's operations.

       The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. This review has resulted in several recent enhancements, which are detailed below along with other highlights of the Company's corporate governance program.

Board Independence and Expertise

•	Board and Committee Independence. Since 1989, the Board of Directors has been comprised entirely of outside independent directors, with the exception of the Chief Executive Officer (the ''CEO''). All members of the Personnel and Organization Committee (the ''P&O Committee''), the Audit Committee and the Committee on Directors are independent directors. There are no interlocking directorships, and it is the Company's policy that none of the independent directors receives any consulting, legal or any other non-director fees from the Company.
•	Board Experience and Diversity. As its present directors exemplify, Colgate values experience in business, education and public service fields, international experience, educational achievement, moral and ethical character and diversity. Among the eight current independent members, four are women or minorities.
•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are outside directors, and the Board has determined that they meet the independence and financial literacy requirements of the NYSE.

Directors are Shareholders

•	Director Compensation in Stock. On average, 92 percent of a director's compensation is paid in Colgate stock. Board members also receive stock options each year.
•	Significant Levels of Director Stock Ownership. Board members own significant amounts of Company stock. For more information on director stock ownership, please see the table included in ''Stock Ownership of Directors and Executive Officers'' on page 13.
•	No Director Pensions. In 1996, the Director Pension Plan was terminated. At the same time, the annual grant of Common Stock under the Stock Plan for Non-Employee Directors was increased to further align the interests of directors with shareholder interests.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. In 2003, the P&O Committee, the Finance Committee and the Committee on Directors, under the leadership of the respective committee chairs, reviewed their mission statements. First developed in 1992, long before the Securities and Exchange Commission (the ''SEC'') or the NYSE recommended such action, these mission statements have been updated and are now presented as committee charters. The Board also recently adopted a revised Audit Committee Charter reflecting the increased authority and responsibilities of the committee under new corporate governance rules adopted by the SEC and proposed by the NYSE. Copies of the committee charters are contained in Appendices A through D.
•	Corporate Governance Guidelines. In connection with the 2003 charter updates, the Board also reviewed and revised its ''Guidelines on Significant Corporate Governance Issues.'' First formalized in 1996, the Board believes the updated Corporate Governance Guidelines are state-of-the-art. A copy of the updated guidelines is contained in Appendix E.
•	Code of Conduct. The Board sponsors the Company's Code of Conduct and Business Practices Guidelines, which promote the highest ethical standards in all of the Company's business dealings. The Global Business Practices function, headed by an executive officer, oversees compliance with these standards. The Company's Code of Conduct is available on the Company's website at www.colgate.com.
•	Business Integrity Initiatives. The Board supports the Company's efforts to effectively communicate its commitment to ethical business practices. To further this goal, in less than one year, 2,500 supervisors, managers and executives throughout the Colgate world will have completed ''Business Integrity: Colgate Values at Work.'' This training experience ensures a thorough and consistent understanding of the Company's ethical business standards as expressed in Colgate's Code of Conduct.

Board Focused on Key Business Priorities

•	Strategic Role of Board. The Board plays a major role in developing Colgate's business strategy. It reviews the Company's strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include subsidiary performance reviews, product category reviews, presentations regarding R&D initiatives and reports from specific disciplines such as manufacturing and information technology.
•	Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company's people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Direct Access to Management

•	Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.
•	Direct Access to Management. The Board's direct access to management continues outside the boardroom during frequent discussions with corporate officers and division presidents, at times without the CEO being present. Frequent interaction between directors and senior managers takes place between scheduled board meetings as well, as directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company's performance. As described in greater detail in the P&O Committee Report on Executive Compensation included on page 24, the P&O Committee adheres to this pay-for-performance philosophy, and stock-based incentives comprise a significant component of senior management's overall compensation.

•	CEO Evaluation Process. The Board's evaluation of the CEO is a formal annual process. The CEO is evaluated against the goals set each year, including both objective measures (such as earnings per share) and subjective criteria reflective of the Company's core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, Colgate's By-Laws fix the number of directors between seven and 12. Currently, the Board has nine directors.
•	Directorship Limits. To devote sufficient time to properly discharge their duties, no director presently serves on more than three other corporate boards.
•	Meeting Attendance. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2002.
•	Executive Sessions/Presiding Director. The independent directors of the Board meet without the CEO present at each regularly scheduled Board meeting. The role of presiding director at these sessions is rotated among the independent directors in accordance with an established schedule.

Continuous Improvement through Evaluation

•	Board Evaluation Process. In 1997, the Board implemented a formal Board evaluation procedure. The Board first evaluates the overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and identifies steps to enhance its performance.
•	Board Committee Evaluations. In the coming year, each of the Board's committees will conduct a self-evaluation.
•	Shareholder Rights Plan—Periodic Evaluation Policy. In 2002, the Board designated a Board committee, made up of independent directors, to evaluate the Company's Shareholder Rights Plan every three years to determine whether it continues to be in the interests of the Company and its stockholders.

External Recognition for Colgate's Governance Practices

•	Wharton/SpencerStuart Award. Each year since 1995, the Wharton School of the University of Pennsylvania, together with SpencerStuart, has presented the ''Board Excellence Award'' to a single U.S. public company. In 2001, Colgate's Board of Directors received this honor for demonstrated leadership in the area of corporate governance.
•	Business Week Top 10 Boards. On three occasions, most recently in October 2002, the Board has been ranked among the top 10 Boards in the U.S. by Business Week. In each case, Colgate was chosen from a group of more than 200 public companies based on Business Week's surveys of institutional investors and leading corporate governance experts.
•	Corporate Board Member ''Champion Board''. In September 2002, the Board was named one of five ''Champion Boards'' by Corporate Board Member. Colgate was chosen by a group of securities analysts, competitors and academics who cited the open interaction among directors and between the Board and management.
•	High CalPERS Rating. The Board earned an A+ rating from CalPERS, a leading corporate governance advocate, following its evaluation of Colgate's corporate governance practices against nationally recognized benchmarks.

The Board of Directors

       The Board of Directors oversees the business, assets, affairs and performance of the Company. In accordance with the Company's long-standing practice, the Board of Directors is independent, consisting of a substantial majority of outside directors. Currently, the Board has nine directors, consisting of eight independent directors and one employee director, Reuben Mark, who is the Chief Executive Officer of the Company.

       The Board of Directors met ten times during 2002. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2002. No director attended less than 88% of these meetings. In 2002 the Board of Directors instituted a practice of meeting in executive session without Mr. Mark present at each meeting of the Board of Directors.

       The name, age, principal occupation and length of service of each director, together with certain other biographical information, are set forth below. All nominees have been directors since last year's Annual Meeting.

Reuben Mark, 64	Chairman and Chief Executive Officer of the Company. Mr. Mark joined the Company in 1963 and has held a series of significant positions in the United States and abroad. He was appointed Vice President and General Manager of the Household Products Division in 1975. From March 1979 to March 1981, he was Group Vice President of domestic operations. In March 1981, he was elected Executive Vice President and became President and a director of the Company on March 1, 1983. Mr. Mark was elected Chief Executive Officer in May 1984 and Chairman in May 1986. Mr. Mark is also a director of Citigroup, Pearson plc and AOL Time Warner. Mr. Mark is not standing for re-election as a director of Citigroup in April 2003.
Director since 1983

Jill K. Conway, 68	Visiting Scholar, Program in Science, Technology and Society, Massachusetts Institute of Technology since 1985. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard University Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School for the Deaf. Mrs. Conway is Chairman of Lend Lease Corporation and is a director of Merrill Lynch & Co., Inc. and Nike, Inc. She is also a trustee of The Knight Foundation.
Director since 1984

Ronald E. Ferguson, 61	Consultant to General Re Corporation since 2002. Mr. Ferguson served as Chairman of General Re Corporation from 1987 until 2002 and Chief Executive Officer from 1987 until 2001. Prior to joining General Re in 1969, Mr. Ferguson worked for the Kemper Insurance Group from 1965 to 1969 and served with the U.S. Public Health Service from 1966 to 1968. Mr. Ferguson is a director of Cologne Re. He is a Fellow of the Casualty Actuarial Society and the American Academy of Actuaries.
Director since 1987

Carlos M. Gutierrez, 49	Chairman of the Board, President and Chief Executive Officer of Kellogg Company since April 2000. Mr. Gutierrez joined Kellogg de Mexico in 1975 and became its general manager in 1984. He was promoted to Vice President of Kellogg Company and Executive Vice President of Sales and Marketing, Kellogg USA in 1990, General Manager of Kellogg USA Cereal Division in 1993 and Executive Vice President of Kellogg Company and President, Kellogg Asia-Pacific in 1994. He became President and Chief Operating Officer in 1998, a director in January 1999 and President and Chief Executive Officer in April 1999. Mr. Gutierrez is a member of the Board of Directors of Grocery Manufacturers of America and a trustee of the W.K. Kellogg Foundation Trust.
Director since 2002

Ellen M. Hancock, 59	Former Chairman and Chief Executive Officer of Exodus Communications, Inc., a computer network and Internet systems company, March 1998 to September 2001. From July 1996 to July 1997, Mrs. Hancock was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. She previously was Executive Vice President and Chief Operating Officer, National Semiconductor. Prior to joining National Semiconductor in 1995, she was Senior Vice President and Group Executive at IBM. Mrs. Hancock is a director of Aetna and the Pacific Council of International Policy. She is also a trustee of Marist College and Santa Clara University.
Director since 1988

David W. Johnson, 70	Chairman Emeritus of Campbell Soup Company. Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and after a series of promotions became General Manager of Colgate's South African subsidiary in 1967. From 1972 to 1982, Mr. Johnson held several senior positions with Warner-Lambert. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1989, he variously served as Chairman, Chief Executive Officer and President of Gerber Products Company. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and its President and Chief Executive Officer from January 1990 to July 1997 and also from March 2000 to January 2001. Mr. Johnson is a director of Duane Reade, Inc. and serves on the Council for the University of Chicago's Graduate School of Business.
Director since 1991

Richard J. Kogan, 61	President and Chief Executive Officer, Schering-Plough Corporation. Mr. Kogan was also Chairman of Schering-Plough Corporation from 1998 until 2002. He joined Schering-Plough as Executive Vice President, Pharmaceutical Operations in 1982 and became President and Chief Operating Officer in 1986 and President and Chief Executive Officer in 1996. Mr. Kogan is also a director of The Bank of New York Company. He serves on the boards of St. Barnabas Corporation & Medical Center and New York University, and is a member of the Business Round Table and the Council on Foreign Relations.
Director since 1996

Delano E. Lewis, 64	Former U.S. Ambassador to South Africa, December 1999 to July 2001. Mr. Lewis served as the Chief Executive Officer and President of National Public Radio from 1994 to 1998. From 1988 through 1993, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company, which he joined in 1973. Mr. Lewis has also served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. Mr. Lewis is also a director of Eastman Kodak Company.
Director from 1991 to 1999 and since 2001

Howard B. Wentz, Jr., 73	Former Chairman of Tambrands Inc., June 1993 to September 1996. Prior to becoming Chairman, Mr. Wentz had been a director of Tambrands. Previously, he was Chairman of ESSTAR Incorporated, 1989-1995, and Chairman, President and Chief Executive Officer of Amstar Company, 1983-1989. Mr. Wentz joined Amstar in 1969 as Vice President of Operations for its subsidiary, Duff-Norton Company, Inc. He was elected President of Duff-Norton in 1970, Vice President of Amstar in 1972, a director in 1976 and Executive Vice President and Chief Operating Officer in 1979. He assumed the additional responsibilities of President in 1981, Chief Executive Officer in 1982 and Chairman in 1983. In 1984, Mr. Wentz was appointed President and a director of Amstar Holdings, Inc.
Director since 1982

Other Information Regarding Directors

       In the ordinary course of business, General Re Corporation, its subsidiaries and its parent company, Berkshire Hathaway, Inc., make portfolio investments and may from time to time hold securities of the Company. Mr. Ferguson, a consultant to and the former Chairman of General Re Corporation, disclaims any beneficial ownership of these securities. Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

Committees of the Board of Directors

       The Board of Directors has four standing committees: the Audit Committee, the Committee on Directors, the Finance Committee and the P&O Committee. The members and responsibilities of these committees are set forth below.

Committee Membership (* indicates Chair and ** indicates Deputy Chair)

Audit Committee	Committee on Directors	Finance Committee	P&O Committee
Jill K. Conway Ronald E. Ferguson* Ellen M. Hancock Howard B. Wentz, Jr.	Jill K. Conway David W. Johnson* Delano E. Lewis Howard B. Wentz, Jr.	Ronald E. Ferguson Carlos M. Gutierrez Ellen M. Hancock** Richard J. Kogan Reuben Mark Howard B. Wentz, Jr.*	Jill K. Conway* Ronald E. Ferguson Carlos M. Gutierrez David W. Johnson Richard J. Kogan** Delano E. Lewis

Audit Committee

       The Audit Committee assists the Board of Directors in its oversight of management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also appoints the Company's independent public accountants, subject to ratification by stockholders, and oversees the activities of the Company's internal audit function and the Global Business Practices function. All members of the Audit Committee are independent directors. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are ''independent,'' as required by the applicable listing standards of the NYSE.

       The Audit Committee met six times during 2002. To ensure independence, the Audit Committee also met separately with the Company's independent public accountants, internal auditor and other members of management.

       During 2000, upon the recommendation of the Audit Committee, the Board of Directors approved a new charter in response to the audit committee requirements adopted by the SEC and the NYSE in December 1999. A copy of the current charter, updated in March 2003, is contained in Appendix A. The Audit Committee believes it fulfills its charter.

Committee on Directors

       The Committee on Directors recommends nominees for the Board of Directors and reviews the performance of the Board of Directors in accordance with a formal procedure. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. The Committee on Directors met four times during 2002. All members of the Committee on Directors are independent directors.

Finance Committee

       The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company's finance, treasury and related functions. The Finance Committee met five times during 2002. With the exception of Mr. Mark, all members of the Finance Committee are independent directors.

Personnel and Organization Committee

       The P&O Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the Board the compensation of the CEO. It also administers the stock option plans of the Company, the Executive Incentive Compensation Plan and the Executive Severance

Plan and oversees the Company's charitable giving and other social responsibility programs. The P&O Committee met six times during 2002. All members of the P&O Committee are independent directors.

Audit Committee Report

       The Audit Committee, comprised of four independent directors, assists the Board of Directors in its oversight of the Company's financial statements and reporting processes. Management has the direct and primary responsibility for the financial statements and the reporting processes, including the Company's systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with generally accepted accounting principles.

       In 2002 the Audit Committee approved the appointment of PricewaterhouseCoopers LLP to audit the Company's financial statements starting with the financial statements for the year ended 2002. The Audit Committee met six times in 2002 and members of the Committee also reviewed, and participated in discussions regarding, the quarterly earnings press releases. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies, the auditors' assessment of the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence from management and the Company.

       Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

       The foregoing report has been submitted by the members of the Audit Committee: Ronald E. Ferguson (Chair), Jill K. Conway, Ellen M. Hancock and Howard B. Wentz, Jr.

Compensation of Directors

       In 2002, each independent director (that is, all directors except Mr. Mark) received the following compensation:

Annual Fee	2,600 shares of Common Stock
Meeting Fees	$1,000 for each Board or committee meeting attended
Committee Chairperson Fees	$3,000 for the chair of each committee $1,500 for the deputy chair of each committee
Stock Option Grant	Options to purchase 4,000 shares of Common Stock
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings Life and travel/accident insurance Matching Gifts Program to schools and other qualified organizations

       Mr. Mark does not receive any compensation or fees for serving on the Board of Directors or any Board committee.

Deferral of Fees

       Pursuant to the Stock Plan for Non-Employee Directors (the ''Stock Plan''), directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. The directors also may elect to receive cash in lieu of up to 25% of the shares of Common Stock granted and not deferred under the Stock Plan solely for the purpose of satisfying related tax obligations.

       Directors may also elect to defer all or a part of their cash compensation for committee chairperson and meeting fees under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Stock Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. Under both plans, distributions are made in shares of Common Stock in annual installments or by lump sum on the date chosen by the director.

       The table included in ''Stock Ownership of Directors and Executive Officers'' on page 13 includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

       Directors may elect to purchase Common Stock with all or a portion of their cash compensation for committee chairperson and meeting fees. Shares of Common Stock that represent committee chairperson fees are purchased at the beginning of the year, and shares that represent meeting fees are purchased after the end of the year. In both cases, directors purchase shares on the third business day following the announcement of the Company's annual earnings. In 2002, Ellen M. Hancock purchased 323 shares of Common Stock using this procedure.

STOCK OWNERSHIP

       At the close of business on March 7, 2003, there were 537,557,382 shares of Common Stock, 103,160 shares of $4.25 Preferred Stock and 4,675,801 shares of Series B Convertible Preference Stock outstanding and entitled to vote.

Stock Ownership of Directors and Executive Officers

       The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock of each director, each of the Named Officers appearing in the Summary Compensation Table on page 17 and the directors and executive officers (including the Named Officers) as a group. No director or executive officer owns any $4.25 Preferred Stock.

       ''Beneficial ownership'' as used above means more than ''ownership'' as that term is commonly used. For example, a person ''beneficially'' owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock			Series B Convertible Preference Stock (ESOP)
	Amount and Nature of Beneficial Ownership[1,2]

Name of Beneficial Owner	Directly Owned[3]	Exercisable Options[4]	Common Stock Units[5]	Amount and Nature of Beneficial Ownership[2,6]
Reuben Mark	5,587,320	5,200,000	—	4,865
William S. Shanahan	193,193	1,538,906	—	3,694
Lois D. Juliber	402,333	553,246	—	2,043
Javier G. Teruel	222,842	306,035	—	2,084
Ian M. Cook	79,513	237,739	—	2,332
Jill K. Conway	17,844	19,662	16,637	—
Ronald E. Ferguson[7]	58,598	22,777	39,924	—
Carlos M. Gutierrez[8]	See note 8 below	1,333	5,236	—
Ellen M. Hancock[9]	26,220	21,836	22,420	—
David W. Johnson	35,619	31,999	6,471	—
Richard J. Kogan	23,112	23,999	—	—
Delano E. Lewis	10,761	2,666	6,454	—
Howard B. Wentz, Jr.[10]	74,142	7,999	29,033	—
All directors and executive officers as a group (24 persons)	7,955,205	9,697,185	126,175	33,583

[1]	Information about Common Stock holdings is as of March 7, 2003, except for shares held in the Savings and Investment Plan, which are shown as of March 4, 2003. Unless stated otherwise in these footnotes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
[2]	Each person named in the table owns less than 1% of the outstanding Common Stock and Series B Convertible Preference Stock, except for Mr. Mark, who owns 1.99% of the outstanding Common Stock. The directors and executive officers as a group own 3.23% of the outstanding Common Stock and less than 1% of the outstanding Series B Convertible Preference Stock.
[3]	Includes shares of restricted stock that were outstanding as of December 31, 2002 and that vested on March 3, 2003.

(Footnotes continue on the following page.)

[4]	As of March 7, 2003, the record date for the Annual Meeting, a total of 38,699,925 options were outstanding under the Company's stock option plans and 17,567,640 shares were available for future grants.
[5]	Includes Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Stock Plan for Non-Employee Directors; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; and (iii) an account representing the accrued value under the Director Pension Plan that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.
[6]	Information about holdings of Series B Convertible Preference Stock is as of March 4, 2003. The Company issues Series B Convertible Preference Stock to a trustee acting on behalf of the Company's Savings and Investment Plan. Employees who participate in this plan, including the Named Officers appearing in the table above, have voting power over such shares, subject to the right of the plan trustee to vote shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant's election in accordance with the terms of the plan.
[7]	Mr. Ferguson's holdings include 9,600 shares of Common Stock owned by the Ferguson Family Foundation.
[8]	Mr. Gutierrez, who became a director in January 2002, has elected to defer all of his stock compensation under the Stock Plan. This compensation is reflected in the table under ''Common Stock Units.'' As described in ''Deferral of Fees'' on page 12, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid.
[9]	Mrs. Hancock's holdings include 800 shares of Common Stock owned jointly with her spouse.
[10]	Mr. Wentz's holdings do not include 1,200 shares of Common Stock held by his spouse, as to which he disclaims beneficial ownership.

Stock Ownership of Certain Beneficial Owners

       The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2002	Percent of Common Stock Outstanding as of December 31, 2002

LaSalle Bank National Association (as trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust)[1] 135 South LaSalle Street Chicago, IL 60603	40,722,975[2]	7.09%[3]
FMR Corp. 82 Devonshire Street Boston, MA 02109	38,681,333[4]	7.19%[5]

[1]	La Salle Bank National Association (the ''Trustee'') is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the ''Trust'').
[2]	On a Schedule 13G/A filed with the SEC on January 28, 2003, the Trustee reported that, as of December 31, 2002, in its capacity as Trustee, it beneficially owned 40,722,975 shares of Common Stock. The Trustee reported that these shares were comprised of (i) 3,135,535 unallocated shares of Series B Convertible Preference Stock, each of which is convertible into eight shares of Common Stock; (ii) 2,126,375 shares of Common Stock which are allocated to accounts of participants in the Employee Stock Ownership Plan (''ESOP'') portion of the Company's Savings and Investment Plan (''ESOP Participants''); (iii) 1,641,760 shares of

(Footnotes continue on the following page.)

Series B Convertible Preference Stock, which are allocated to accounts of the ESOP Participants; and (iv) 378,240 shares of Common Stock which are held by the Trustee as custodian for certain accounts unrelated to the Company or the Trust.
For information regarding the voting of shares allocated to ESOP Participants, please see ''Voting Procedures—Voting by Employees Participating in the Colgate-Palmolive Savings and Investment Plan'' on page 3. The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.
[3]	According to the Schedule 13G/A filed by the Trustee, this percentage is based on 574,220,144 shares of Common Stock of the Company outstanding on December 31, 2002 (comprised of 536,001,784 shares of Common Stock and 4,777,295 shares of Series B Convertible Preference Stock, each of which is convertible into eight shares of Common Stock).
[4]	According to a Schedule 13G/A, dated February 13, 2003, filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d, the Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as of December 31, 2002: (i) Fidelity Management and Research Company (''Fidelity''), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 37,358,989 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the ''Fidelity Funds'') (the power to vote such shares resides solely with the trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., through its control of Fidelity, and the Fidelity Funds); (ii) Fidelity Management Trust Company (''Fidelity Management''), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 1,126,222 shares of Common Stock (the power to dispose of such shares, and the power to vote 972,522 of such shares, resides with Mr. Johnson and FMR Corp., through its control of Fidelity Management); (iii) Strategic Advisers, Inc., an investment adviser that is wholly-owned by FMR Corp., was the beneficial owner of 10,974 shares of Common Stock; (iv) Geode Capital Management, LLC, an investment adviser indirectly controlled by shareholders and employees of FMR Corp., beneficially owned 3,048 shares of Common Stock; and (v) Fidelity International Limited, an investment advisor of which Mr. Johnson is chairman, but which is managed independently from FMR Corp., was the beneficial owner of 182,100 shares of Common Stock. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of Common Stock owned by the other.
[5]	FMR Corp. did not indicate in its Schedule 13G/A the basis for this calculation. As of December 31, 2002, there were 536,001,784 shares of Common Stock outstanding.

Compliance with Section 16(a) Beneficial Ownership Reporting

       The Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC and the NYSE regarding their ownership of the Company's stock and any changes in such ownership. Based on the Company's review of copies of these reports and officer and director certifications, the Company's executive officers and directors complied with their filing requirements for 2002, except that (i) Michele C. Mayes, until January 2003 the Company's Vice President, Legal and Assistant Secretary, inadvertently failed to report in a timely manner five distributions totaling 667 shares of Common Stock from the Savings and Investment Plan in April, May, August, October and November 2001 in connection with plan loans; and (ii) Jill K. Conway, a director of the Company, inadvertently failed to report in a timely manner two June 1999 gifts totaling 600 shares of Common Stock. Forms 5 for Mrs. Conway and Ms. Mayes that reported these transactions were filed in September and December, respectively, of 2002.

STOCK PRICE PERFORMANCE GRAPHS

       The graphs shown on the following page compare cumulative total stockholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a ten-year period and a five-year period each ending December 31, 2002.

       The 2002 return for the Common Stock shown on these graphs is based on the closing price per share on December 31, 2002 of $52.43.

       The companies included in the peer company index are consumer products companies that have both domestic and international businesses. These companies are: Avon Products, Inc., The Clorox Company, The Gillette Company, Kimberly-Clark Corporation, The Procter & Gamble Company and Unilever (N.V. and plc). The Comparison Group discussed in the P&O Committee Report on Executive Compensation, which appears later in this Proxy Statement, includes other industrial companies and consumer products companies for reasons discussed in the report.
[PERFORMANCE GRAPH]
	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
Colgate-Palmolive	100	115	120	136	183	296	379	537	540	489	449
S&P 500	100	110	112	153	189	252	324	392	356	314	244
Peer Group	100	107	119	160	211	291	343	338	305	298	315

[PERFORMANCE GRAPH]
	1997	1998	1999	2000	2001	2002
Colgate-Palmolive	100	128	181	182	165	152
S&P 500	100	129	156	141	125	97
Peer Group	100	118	116	105	103	108

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table shows the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the ''Named Officers'') for 2002, 2001 and 2000.

Long Term Compensation
Annual Compensation						Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]		Restricted Stock Awards ($)[3]	Securities Underlying Options (#)[4]	LTIP Payouts($)	All Other Compen- sation($)[5]
Reuben Mark Chairman of the Board and Chief Executive Officer	2002 2001 2000	1,572,975 1,462,375 1,340,750	3,299,861 3,475,191 3,140,235	— — —		5,742,944 6,177,133 7,453,320	—[6] —[6] —[6]	— — —	287,558 286,158 278,879
William S. Shanahan President	2002 2001 2000	1,342,475 1,235,875 1,102,500	2,816,861 2,927,091 2,638,369	— — —		1,211,596 1,074,244 3,597,525	445,979 556,289 1,175,800	— — —	254,230 231,122 226,135
Lois D. Juliber[7] Chief Operating Officer	2002 2001 2000	697,142 663,625 625,000	997,361 1,057,089 976,039	— — —		1,414,852 543,206 996,567	175,000 322,192 409,930	— — —	162,125 156,192 164,753
Javier G. Teruel Executive Vice President	2002 2001 2000	685,475 587,375 500,000	997,361 884,316 583,590	— 303,173 316,552	[8] [8]	546,032 384,792 697,742	95,000 90,000 225,565	— — —	142,747 137,656 137,931
Ian M. Cook Executive Vice President	2002 2001 2000	675,475 562,375 475,000	997,361 839,342 535,243	— — —		546,032 680,292 653,522	95,000 199,210 143,446	— — —	142,493 125,508 142,450

[1]	Amounts include bonuses earned for the years indicated, paid during the following year, consistent with past practice.
[2]	None of the Named Officers, other than Mr. Teruel who relocated to the U.S. during 2000, received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.
[3]	The Company's practice is to make restricted stock awards earned in a particular year on or before March 15 of the following year. The table shows restricted stock awards granted for the 2002 bonus year, based on a multi-year measurement period, along with recognition and retention awards that may have been made during 2002. Restricted stock awards generally vest over a minimum period of three years. Dividend equivalents accrue on the restricted stock during the vesting period. As of December 31, 2002, the Named Officers as a group held an aggregate of 814,177 shares of restricted stock, with a value of $42,687,300 based on the closing market price of the Common Stock on December 31, 2002. As of March 7, 2003, the record date for the Annual Meeting, all employees as a group, including the Named Officers, held an aggregate of 1,616,304 shares of restricted stock.
The number and value of the shares of restricted stock held by the Named Officers at December 31, 2002, are as follows:

Named Officer	# of Shares	$ Value
Reuben Mark	617,549	$32,378,094
William S. Shanahan	59,544	$ 3,121,892
Lois D. Juliber	52,413	$ 2,748,014
Javier G. Teruel	38,635	$ 2,025,633
Ian M. Cook	46,036	$ 2,413,667

(Footnotes continue on the following page.)

[4]	Amounts include reload options granted pursuant to the Accelerated Ownership Feature of the 1997 Stock Option Plan. This feature promotes increased employee share ownership by encouraging the early exercise of options and the retention of shares. Under this feature, if an employee surrenders shares he or she already owns to pay the exercise price of a stock option or the related tax withholding, he or she receives a reload option for the same number of shares surrendered. The exercise price of the reload option is set at the then-current market price, and the reload option has the same expiration date as the original option. Because the reload option is for the same number of shares as those surrendered, the Accelerated Ownership Feature does not increase the total number of shares and options held by an employee prior to the original option exercise. The shares received upon exercise of the original stock option in excess of the number of shares surrendered to pay the exercise price may not be sold for two years.

The number of reload options included in the amounts shown in column (g) for 2002, 2001 and 2000, respectively, are as follows:

Named Officer	2002	2001	2000
Reuben Mark	—	—	—
William S. Shanahan	145,979	271,289	615,800
Lois D. Juliber	—	222,192	279,930
Javier G. Teruel	—	—	115,565
Ian M. Cook	—	79,210	33,446
See also the 2002 Individual Grants table on page 19.
[5]	With the exception of the Supplemental Savings & Investment Plan Company Match, amounts shown in All Other Compensation, column (i), and detailed in this footnote are paid pursuant to programs available to all employees. The dollar amount paid under each such program to the Named Officers in 2002 was as follows:
Named Officer	Savings & Investment Plan Company Match	Retiree Insurance Account	Success Sharing Account	Supplemental Savings & Investment Plan Company Match	Value of Company- Paid Life Insurance Premiums	Bonus and Income Savings Account
Reuben Mark	8,400	10,306	3,125	188,419	2,520	74,788
William S. Shanahan	8,400	10,306	3,125	155,091	2,520	74,788
Lois D. Juliber	8,400	5,726	3,125	63,192	2,520	79,162
Javier G. Teruel	8,400	10,306	3,125	43,639	2,489	74,788
Ian M. Cook	8,400	10,306	3,125	43,413	2,461	74,788
The amounts shown as Savings & Investment Plan Company Match, Retiree Insurance Account, Success Sharing Account and Bonus and Income Savings Account represent the value (at the time of allocation) of shares of Series B Convertible Preference Stock allocated to the Named Officers' accounts under the Savings and Investment Plan. Premium payments for life insurance were not made pursuant to split-dollar life insurance arrangements.
[6]	In 1997, Mr. Mark received a multi-year stock option grant intended to cover the seven years from 1997 to 2003. Thus Mr. Mark has not received any new options since 1997. The exercise prices of the 1997 options were set at premiums ranging from 10% to 70% over the market price of the Common Stock at the date of grant. In addition, the options would have expired early unless the price of the Common Stock exceeded certain market levels by certain dates, which levels have been exceeded.
[7]	In addition to the amounts shown above, during 2002 Ms. Juliber was granted a deferred payment of $600,000 vesting to her as an active employee on February 1, 2004.
[8]	These amounts consist of benefits associated with Mr. Teruel's status as an expatriate employee and his relocation to the U.S. including housing, home leave, moving, local tax and other related allowances, offset by his payment of hypothetical taxes to the Company. Included in the amount Mr. Teruel received in 2001 was $125,267 in gross-up payments for tax liabilities incurred on reimbursed relocation-related expenses. The amount in 2000 included $124,769 in reimbursed temporary living and related expenses.

Stock Options

       The following table shows information about stock options granted to the Named Officers in 2002. The table includes both new options granted in 2002 and reload options granted under the Accelerated Ownership Feature of the Company's 1997 Stock Option Plan described on page 18 in footnote 4. The use of the Accelerated Ownership Feature does not increase the total number of shares and options held by an employee. The Company did not grant any stock appreciation rights during 2002.

2002 Individual Grants

(a)	(b)	(c)	(d)	(e)	(f)
Executive Officer	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Exp. Date	Grant Date Present Value ($)[2]

Reuben Mark	—	—	—	—	—
William S. Shanahan
9/02 Grant[1]	300,000	4.82%	55.1100	9/12/12	2,866,330
8/02 Reload Options	145,979	2.34%	53.4300	[3]	631,213

TOTAL	445,979	7.16%			3,497,543

Lois D. Juliber
9/02 Grant[1]	100,000	1.61%	55.1100	9/12/12	955,446
9/02 Grant[4]	75,000	1.20%	55.1100	9/12/12	964,778

TOTAL	175,000	2.81%			1,920,224

Javier G. Teruel
9/02 Grant[1]	95,000	1.53%	55.1100	9/12/12	907,675

TOTAL	95,000	1.53%			907,675

Ian M. Cook
9/02 Grant[1]	95,000	1.53%	55.1100	9/12/12	907,675

TOTAL	95,000	1.53%			907,675

[1]	These option grants become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date of the grant.
[2]	Amounts shown are estimates of the value of the options calculated using the Black-Scholes- option valuation model. The material assumptions and adjustments incorporated into the model include the exercise price of the option, the option term until exercise (ranging from two to eight years), an interest rate factor based on the U.S. Treasury rate over the option term (ranging from 1.7% to 3.7%), a volatility factor based on the standard deviation of the price of the Common Stock (ranging from 21% to 30%) and a dividend rate based on the annualized dividend rate per share of Common Stock. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise. Management of the Company believes that the Black-Scholes model was not developed for the purpose of valuing employee stock options, particularly those having rights such as the Accelerated Ownership Feature. There can be no assurance that the amounts shown will approximate the value the executive officer will actually realize.
[3]	Includes the following options received pursuant to the Accelerated Ownership Feature: 65,171 expiring on 9/10/08; and 80,808 expiring on 9/14/10.
[4]	This grant becomes fully exercisable on January 31, 2006.

       The following table contains information about the Named Officers' exercises of stock options during 2002 and the number and value of any unexercised stock options they held as of December 31, 2002.

2002 Option Exercises and Year-End Values

(a)	(b)	(c)	(d)	(e)
Executive Officer	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) Exercisable/ Unexercisable

Reuben Mark	—	—	9,200,000/ 0	155,804,652/ 0
William S. Shanahan	173,333	2,172,138	1,392,927/ 722,646	451,268/ 378,518
Lois D. Juliber	—	—	526,582/ 361,670	799,288/ 1,460,467
Javier G. Teruel	7,727	724	279,371/ 285,003	1,230,435/ 1,812,542
Ian M. Cook	—	—	227,739/ 321,667	116,931/ 614,059

Retirement Plan

       Eligible employees receive retirement benefits under the Colgate-Palmolive Company Employees' Retirement Income Plan (the ''Retirement Plan''). Under this plan, benefits are determined in accordance with one of two formulas: (i) the ''final average earnings'' formula, the original formula under the Retirement Plan; or (ii) the Personal Retirement Account (''PRA'') formula, which was added to the Retirement Plan on July 1, 1989.

       All salaried employees of the Company employed at June 30, 1989 were offered a one-time election to maintain the Retirement Plan's benefit under the ''final average earnings'' formula by making monthly contributions of 2% of recognized earnings (described below in Table A, footnote 1) up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election are entitled at retirement to receive the greater of the benefit under the ''final average earnings'' benefit formula or the benefit under the PRA formula. Employees who did not make this election are entitled at retirement to receive the benefit under the PRA formula. All of the Named Officers made this one-time election in 1989.

       The tables below show the estimated annual retirement benefit payable using these two formulas. Both tables include payments under the Supplemental Salaried Employees' Retirement Plan in excess of limitations under the Internal Revenue Code of 1986, as amended. Benefits payable under the Supplemental Employees' Retirement Plan are subject to a maximum of 70% of the sum of an individual's base salary at retirement and bonus for the calendar year immediately preceding retirement, less benefits payable under the Retirement Plan. Benefits are subject to an offset for Social Security and certain other benefits.

   Final Average Earnings Formula

       Table A shows the estimated maximum annual retirement benefit payable to employees (including the Named Officers) retiring in 2003 under the ''final average earnings'' formula of the Retirement Plan. Benefits under this formula are computed by multiplying ''final average earnings'' by the product of years of service and 1.8%.

TABLE A
(Expressed in $)

	Years of Service[2]
Remuneration[1]	15	20	25	30	35	40

1,500,000	405,000	540,000	675,000	810,000	945,000	1,080,000
2,000,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000
2,500,000	675,000	900,000	1,125,000	1,350,000	1,575,000	1,800,000
3,000,000	810,000	1,080,000	1,350,000	1,620,000	1,890,000	2,160,000
3,500,000	945,000	1,260,000	1,575,000	1,890,000	2,205,000	2,520,000
4,000,000	1,080,000	1,440,000	1,800,000	2,160,000	2,520,000	2,880,000
4,500,000	1,215,000	1,620,000	2,025,000	2,430,000	2,835,000	3,240,000
5,000,000	1,350,000	1,800,000	2,250,000	2,700,000	3,150,000	3,600,000
5,500,000	1,485,000	1,980,000	2,475,000	2,970,000	3,465,000	3,960,000
6,000,000	1,620,000	2,160,000	2,700,000	3,420,000	3,780,000	4,320,000

[1]	Remuneration equals ''final average earnings,'' which is the average of an individual's highest ''recognized earnings'' for any three consecutive years during the ten years immediately preceding retirement. For the Named Officers, ''recognized earnings'' for 2003 is the sum of (i) the higher of the salary earned during 2002 (column (c) in the Summary Compensation Table on page 17) or the annual salary as of January 1, 2003 and (ii) the bonus paid during 2002 (column (d) in the Summary Compensation Table on page 17).

[2]	The years of service credited under the Retirement Plan as of January 1, 2003 for the Named Officers are: Mr. Mark — 39 years 7 months; Mr. Shanahan — 37 years 5 months; Ms. Juliber —14 years 5 months; Mr. Teruel — 31 years; Mr. Cook — 26 years 10 months.

   PRA Formula

       Table B shows the estimated annual retirement benefit payable under the PRA formula for each of the Named Officers based on 2003 recognized earnings. These estimates assume no future increases in such earnings, an annuity rate of 7.0% and a retirement age of 65. If a Named Officer were to retire before reaching age 65, the benefit payable would be reduced substantially based on his or her age at retirement.

TABLE B

Named Officer	Year Reaching Age 65	Amount of Level Annuity ($)
Reuben Mark	2004	1,147,869
William S. Shanahan	2005	755,524
Lois D. Juliber	2014	386,043
Javier G. Teruel	2015	663,591
Ian M. Cook	2017	659,127

       Benefits under the PRA formula are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the ''final average earnings'' formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee's account had the PRA always been in effect. Thereafter, monthly pay-based credits accumulate in the employee's account. These credits equal a percentage of the employee's monthly recognized earnings determined in accordance with the following formula:

Years of Service	Up to 1/4 of Social Security Wage Base	Over 1/4 of Social Security Wage Base

0-9	2.50%	3.75%
10-14	3.00%	4.50%
15-19	4.00%	6.00%
20-24	5.35%	8.00%
25 or more	7.50%	11.25%

       The employee's account receives a monthly credit for interest at an annual rate of 2% over the current six-month Treasury bill rate, adjusted quarterly. This rate was 3.27% in the first quarter of 2003 and 3.89% in the first quarter of 2002. The Company also establishes PRA accounts for all eligible employees hired on or after July 1, 1989, which receive monthly credits as described above.

       During 2002 the Company granted Ms. Lois Juliber, a mid-career hire with 14 years service to date, a pension enhancement vesting to her as an active employee on February 1, 2004. The estimated annual amount of the pension enhancement is expected to range from approximately $90,000 to $210,000, assuming targeted salary increases and bonuses, with the actual amount to be mutually agreed at the time of Ms. Juliber's retirement based upon matters such as her age at retirement, eligibility for other pension enhancement programs available to employees and other relevant factors.

Executive Severance Plan and Other Arrangements

       The Company has an Executive Severance Plan (the ''Severance Plan''), which the Board of Directors adopted effective September 14, 1989, and last amended as of June 14, 2001. The Severance Plan, which is administered by the P&O Committee, is designed to provide participants with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected the Named Officers, among others, as participants. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change of control in its benefit plans, as described below.

   Severance Plan

       Under the Severance Plan, if at any time within two years of a change of control of the Company (as defined in the Severance Plan) a participant terminates employment due to an adverse change in the conditions of employment or the Company terminates the participant's employment, the participant is entitled to receive an amount equal to (i) between 12 and 36 months of compensation, plus (ii) a prorated cash bonus under the Executive Incentive Compensation Plan for the period prior to termination. This amount is paid in a lump sum, unless an outside accounting firm determines that a lump sum payment under the Severance Plan would cause the participant to exceed the statutory limit and subject the participant to tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In such event, the participant receives a reduced amount that results in net after-tax payments that are equal to or greater than the amount that would have been received following payment of the lump sum. If, however, the amount due under the Severance Plan causes the participant to exceed the statutory limit by more than 10%, then the participant receives such amount plus a gross-up payment that is sufficient to satisfy the Section 4999 tax and any related taxes. No severance payments are required if a participant is terminated for cause, which is defined as serious willful misconduct likely to result in material economic damage to the Company. For purposes of (i) above, compensation means the participant's base salary as of the termination date plus his or her highest bonus award under the Executive Incentive Compensation Plan within the last five years.

       In addition, whether or not a change of control has occurred, if the Company terminates the employment of a Severance Plan participant at its convenience, the Company must continue to pay the participant's base salary and certain benefits for a period ranging from nine to 36 months. The Company is not required to make these payments if it terminates the participant's employment for cause or if the participant voluntarily terminates his or her employment. The period during which the Company continues salary and benefits payments ends when the participant turns 65 or attains 85 years of combined age and service with the Company.

   Other Arrangements

       Other arrangements relating to a change of control in the Company's benefit plans are as follows. Under the Company's stock option plans, stock options held by employees that are not yet exercisable become exercisable upon a change of control. Under the Non-Employee Director Stock Option Plan, stock options held by non-employee directors that are not yet exercisable become exercisable upon a change in control. Alternatively, non-employee directors may surrender their options to the Company in exchange for a payment equal to the difference between the exercise price of the options and the Common Stock's current value. Restricted stock awards made under the current Executive Incentive Compensation Plan, which was approved by stockholders on May 5, 1999, vest as follows: (i) in the case of performance-based awards, upon a change of control; and (ii) in the case of all other awards, upon a termination of employment that occurs within two years of a change of control (as discussed above under ''Severance Plan''). All restricted stock awards made prior to May 5, 1999 vest upon a change of control. With respect to the Supplemental Salaried Employees' Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change of control. Funding is to be made by payments to a trust, which currently is subject to the claims of the Company's creditors if the Company becomes insolvent.

Compensation Committee Interlocks and Insider Participation

       The members of the P&O Committee during 2002 were Mrs. Conway and Messrs. Ferguson, Gutierrez, Johnson, Kogan and Lewis, Mr. Gutierrez having become a member on May 8, 2002. None of these persons is an employee of the Company, and none has any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the P&O Committee.

P&O Committee Report on Executive Compensation

Overview of Compensation Philosophy and Program

       The Company's executive compensation programs are designed to:
•	Support the Company's business goals of fostering profitable growth and increasing shareholder value.
•	Align the interests of executives and stockholders through the use of stock-based compensation plans.
•	Attract, retain and motivate high-caliber executives.
•	Pay for performance by linking compensation to achievement of established goals and objectives.
•	Pay competitively with other leading consumer products and industrial companies.

       The P&O Committee, which is made up entirely of independent directors, oversees the Company's compensation practices. It reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer, subject to the approval of the other independent directors of the Board. In addition, the P&O Committee reviews and approves, and the Board ratifies, the compensation of the other executive officers of the Company.

       To help it in its role of overseeing compensation practices, the P&O Committee makes use of Company resources and also periodically retains the services of independent compensation consultants, including Hewitt & Associates and Towers Perrin, to assist in assessing the competitiveness and appropriateness of the Company's executive compensation program.

       The Company also has designed its compensation programs to maximize the tax deductibility of compensation paid to executive officers to the extent possible consistent with the need to attract and retain high-caliber executives.

       The Company measures the competitiveness of its compensation programs against a comparison group of other leading companies, referred to in this report as the ''Comparison Group.'' The Comparison Group consists primarily of consumer products companies but also includes other kinds of industrial companies to better represent the market for executive talent in which the Company competes. The P&O Committee reviews and approves the companies in the Comparison Group, which are selected and updated periodically by the Company's Human Resources department based on the recommendations of independent compensation consultants.

       The key components of compensation used by the Company are:

•	Base salary
•	Annual performance-based incentives, which are usually paid in the form of cash bonuses, and
•	Long-term performance-based incentives, which include stock options and restricted stock grants.

       This report discusses each of these components of compensation as applied to the executive officers generally and then concludes with a separate discussion of Mr. Mark's compensation.

   Base Salary

       The Company sets the midpoint of the salary range for executive officers generally at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. The direct manager of each officer recommends whether to grant the officer an annual salary increase based on the following factors:

•	Individual performance
•	Business unit performance, where applicable

•	Assumption of new responsibilities
•	The Company's overall annual salary budget guidelines
•	Other performance measures, such as improvements in customer service, faster product development, improvements in market share of Colgate brands, global expansion and productivity increases
•	Competitive data from the Comparison Group

       In 2002, salaries for executive officers as a group were above the median of the Comparison Group for similar jobs.

   Annual Performance-Based Incentives—Cash Bonus

       Executive officers are eligible for cash bonuses under the Company's Executive Incentive Compensation Plan (the ''EICP''). The guidelines for bonus awards to certain designated executives and other executive officers are as follows.

   Designated Executives

       The ''Designated Executives'' for EICP cash bonuses are the Chief Executive Officer, the President, the Chief Operating Officer, the two Executive Vice Presidents reporting to the President, the Chief Financial Officer, the Senior Vice President, General Counsel and Secretary and the Senior Vice President, Global Human Resources. Designated Executives' annual EICP cash bonuses are paid only if the Company attains one or more specific performance measures established by the P&O Committee no later than the 90th day of the applicable year. In 2002, the pre-established performance measure was an earnings-per-share goal. The EICP cash bonus for each Designated Executive is set by a formula that takes into account the extent to which the Company has achieved the earnings-per-share goal. Additionally, a supplemental award may be made if the Company's earnings-per-share growth, as compared to the earnings-per-share growth of the companies included in the peer company index (see page 16), meets certain requirements. The P&O Committee has discretion only to adjust awards downward.

       Each Designated Executive is assigned threshold, target and maximum bonus award opportunities for his or her EICP cash bonus. The targets are set generally at the median of the Comparison Group.

       In 2002, the Company exceeded its earnings-per-share goal. Since the formula generated cash bonuses that exceeded the limit of two times target, the Board reduced the awards to the Designated Executives to this amount.

   Other Executive Officers

       Bonuses for executive officers other than Designated Executives are determined by a formula that is based on:

•	The financial performance of the Company as a whole or the business unit to which an executive is assigned.
•	The achievement of individual and team goals.

       Financial performance measures are based on the budgetary process. Adjustments are permitted to take account of unusual items beyond the control of the Company or business unit involved. For 2002, the Company-wide financial performance measure was an earnings-per-share goal, which applied to all executive officers with corporate-wide responsibilities. The business unit financial measures were sales and profit, which applied to all officers with specific business unit responsibilities.

       Executive officers other than the Designated Executives are also assigned threshold, target and maximum bonus award opportunities based on their grade levels. Target award opportunities are set generally at the median of the Comparison Group. If the Company or business unit exceeds its earnings-per-share or sales and profit goals, above-target bonuses may be granted. If the minimum financial goals are not met, bonuses, if any, may be below the target level.

       During 2002, the Company exceeded its earnings-per-share goal, and most business units exceeded their sales and profit goals. EICP cash bonuses for the executive officers were generally above target.

   Long-Term Performance-Based Incentives

       The Company uses two types of long-term performance-based incentives: stock options and restricted stock awards under the Long-Term Global Growth Program of the EICP. The purpose of these grants is to encourage and reward the long-term growth and performance of the Company. In addition, from time to time, the Company grants stock options and restricted stock awards for special recognition and retention purposes. The Company does not take into account the amount or terms of existing stock holdings of executive officers in making decisions to award stock options or restricted stock.

   Stock Option Awards

       Stock option awards are granted under the 1997 Stock Option Plan. The number of stock options granted is based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. In addition, the Board has established a limit of 1.2% of shares outstanding on the amount of annual and special recognition stock options that may be granted each year. Since the Company and the P&O Committee view the granting of stock options as a way to obtain competitive compensation advantage, the Company's strategy is to set target award levels between the median and the seventy-fifth percentile of the Comparison Group. Actual awards may vary from the target based on individual performance, business unit performance or the assumption of increased responsibilities.

       Generally, the Company grants stock options on an annual basis. If the Company performs poorly during a given year, however, the P&O Committee may decide not to grant stock options.

       The key terms of the stock options granted annually by the Company are:

•	The exercise price of the options is equal to the market price of the Common Stock on the date of grant.
•	The options have a ten-year term.
•	The options vest in equal annual installments over three years.

       During 2002, stock option awards to executive officers as a group were consistent with the Company's target award levels.

   Restricted Stock Awards

       Restricted stock awards are made under the Long-Term Global Growth Program of the EICP to Designated Executives and other executive officers. Generally, these awards vest three years from the date of the award and are forfeited if the recipient terminates his or her employment with the Company prior to the end of the three-year vesting period.

       Guidelines for restricted stock awards to the Designated Executives and other executive officers are as follows.

   Designated Executives

       For purposes of the Long-Term Global Growth Program, the term ''Designated Executives'' includes certain Division Presidents as well as the executive officers listed as Designated Executives in the ''Annual Performance-Based Incentives—Cash Bonus'' section above. Restricted stock awards for Designated Executives are granted based on whether the Company achieves targeted levels of growth in compounded annual net sales and earnings per share over a three-year measurement period.

       Each year a Designated Executive is assigned a threshold, target and maximum award opportunity that is realizable if the Company meets or exceeds the targeted net sales and earnings-per-share growth over the following three years. The target award opportunities are set in dollars as a percentage of salary, except for the Chief Executive Officer's target, which is expressed as a specific number of shares of Common Stock. Target awards range from approximately the median to the seventy-fifth percentile of the Comparison Group.

       At the end of the measurement period, if the performance targets are met, awards are made in the form of restricted stock based on the fair market value of the Common Stock on the date the award is made. As noted, these awards generally vest after three years and are conditioned on the employee's continued employment by the Company. Grants of awards are subject to the discretion of the P&O Committee.

       Designated Executives received restricted stock awards under the Long-Term Global Growth Program for 2002 based on sales and earnings-per-share growth over the 2000 through 2002 measurement period, which exceeded the applicable goals. These awards were above target.

   Other Executive Officers

       Restricted stock awards are granted to other executive officers under the Long-Term Global Growth Program in accordance with the procedures for the Designated Executives described above, except that supplemental measures relating to the Company's business fundamentals may be taken into account from time to time. These performance measures may be adjusted for unusual items beyond the control of the Company or business unit involved.

       The P&O Committee granted restricted stock awards to executive officers other than the Designated Executives under the Long-Term Global Growth Program for 2002 based on sales and earnings-per-share growth over the 2000 through 2002 measurement period, which exceeded the applicable goals. These awards were above target.

Recognition and Retention Awards

       The P&O Committee also has the authority under the EICP to make non-performance-based awards of cash, common stock, restricted stock or a combination thereof. These awards are not deductible to the extent that they exceed the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code. In 2002, the P&O Committee granted discretionary restricted stock awards to certain Designated Executives and executive officers to help ensure the retention of these executives.

2002 Chief Executive Officer Compensation

       The P&O Committee reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Mark, all of whom are independent directors.

   Salary

       As discussed in the ''Base Salary'' section above, the midpoint of the salary range for executive officers is generally set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. In setting Mr. Mark's base salary for 2002, the P&O Committee considered the following key factors: the Company's pre-established guidelines for determining salary increases, the Company's success in exceeding its sales and profit goals in 2001, the salaries of other CEOs in the Comparison Group and Mr. Mark's individual performance and contributions to the continuing success and increased value of the Company. During 2002, the P&O Committee increased Mr. Mark's annual salary by 6.7%. Mr. Mark's salary is above the median of the Comparison Group.

   Annual Cash Bonus

       As discussed above in the ''Annual Performance-Based Incentives—Cash Bonus'' section, the Chief Executive Officer's annual EICP cash bonus, like that of the other Designated Executives, is payable based upon the successful attainment of specific performance measures established in advance by the P&O Committee, subject to the P&O Committee's discretion to adjust the award downward. During 2002, the Company exceeded its earnings-per-share goal. The award generated by the formula exceeded the limit of two times target. Therefore, the Board reduced the calculated award from $3,753,461 to $3,299,861, an amount within the formula limit. This represents a 5.0% decrease from the prior year. Total cash awards for the Chief Executive Officer and all executive officers as a group exceeded median bonus levels of the Comparison Group.

   Restricted Stock Award

       Mr. Mark is also eligible for restricted stock awards under the Company's Long-Term Global Growth Program described above. Mr. Mark's target award opportunity under this program is established in shares of Common Stock rather than cash. For the measurement period 2000 through 2002, it was 97,200 shares. As discussed above, the P&O Committee granted restricted stock awards to Designated Executives and executive officers under the Long-Term Global Growth Program for 2002 based on sales and earnings-per-share growth over the 2000 through 2002 measurement period. Mr. Mark was granted 110,420 shares of restricted stock for the 2000 through 2002 measurement period. The Chief Executive Officer and all executive officers as a group received an award above target based on a pre-established formula relating sales and earnings-per-share growth to target.

   Stock Options

       Mr. Mark did not receive a stock option grant in 2002 in light of the multi-year stock option grant he received in 1997. For additional information regarding the multi-year grant, see footnote 6 to the Summary Compensation Table under ''Executive Compensation''.

Conclusion

       In summary, the P&O Committee believes that executive performance significantly influences Company performance. Therefore the P&O Committee's approach to executive compensation is guided by the principle that executives should have the potential for increased earnings when performance objectives are exceeded, provided that there is appropriate downside risk if performance targets are not met.

       The foregoing report has been furnished by Mrs. Conway (Chair) and Messrs. Ferguson, Gutierrez, Johnson, Kogan and Lewis.

Certain Relationships and Related Transactions

       The Board of Directors has authorized the Company, in its discretion, to repurchase Common Stock from its employees from time to time at a price equal to the then fair market value of the Common Stock. These repurchases are approved by the Stock Repurchase Subcommittee of the P&O Committee, which is comprised of two independent directors (Jill K. Conway and Richard J. Kogan, the Chair and Deputy Chair of the P&O Committee, respectively). Since January 1, 2002, the Company has purchased the specified amounts of Common Stock from the following of its executive officers: William S. Shanahan (4,716 shares for $251,975); Stephen C. Patrick (35,014 shares for $1,913,865); Andrew D. Hendry (31,394 shares for $1,756,180); Robert J. Joy (45,272 shares for $2,443,190); Steven R. Belasco (17,131 shares for $900,808); Robert C. Wheeler (27,059 shares for $1,392,050); Delia H. Thompson (8,132 shares for $454,904); and Michele C. Mayes, until January 2003 an executive officer of the Company (2,391 shares for $130,883). Under current Company policy, these types of transactions are reported to the SEC within two business days of the transaction date.

INDEPENDENT PUBLIC ACCOUNTANTS

       As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on May 17, 2002, the Board of Directors of the Company, on May 16, 2002 and upon the recommendation of its Audit Committee, authorized and approved the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the fiscal year ended December 31, 2002, replacing Arthur Andersen LLP.

       Neither of Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2000 and 2001, and through May 16, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of these disclosures and Arthur Andersen provided the Company with a letter addressed to the SEC, dated May 16, 2002, stating its agreement with such statements. A copy of Arthur Andersen's May 16 letter was filed as an exhibit to the Company's current report on Form 8-K dated May 17, 2002 reporting the change in certifying accountant.

       During the Company's fiscal years ended December 31, 2000 and 2001 and through May 16, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matters or reportable events, as described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

PROPOSALS REQUIRING YOUR VOTE

       The following five proposals will be presented at the meeting for your vote. Space is provided in the accompanying proxy card to approve, disapprove or abstain from voting on each of the proposals. If you vote using the telephone or Internet, you will be instructed how to approve, disapprove or abstain from voting on these proposals.

       The Board of Directors recommends a vote for Proposals 1 and 2 and against Proposals 3, 4 and 5.

PROPOSAL 1: ELECTION OF DIRECTORS

       The Board has nominated nine people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company and were elected at the 2002 Annual Meeting. If you elect them, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

       The nominees are Jill K. Conway, Ronald E. Ferguson, Carlos M. Gutierrez, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, Reuben Mark and Howard B. Wentz, Jr. Biographical information regarding the nominees appears on pages 7-9 of this Proxy Statement.

       The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

       We are asking you to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as our independent public accountants for 2003. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The Board considers it desirable to continue the services of PricewaterhouseCoopers LLP.

       The fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services for audit and non-audit services provided to the Company during 2002 are set forth below. The Audit Committee has considered whether the provision of non-audit services (as described below) by the independent public accountants to the Company is compatible with maintaining the auditor's independence. Also set forth below are audit fees paid to Arthur Andersen LLP during 2002.

       Audit Fees

       The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year are approximately $5.1 million.

       In addition, the Company paid Arthur Andersen LLP $50,000 for professional services rendered in connection with its review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the first quarter of 2002, which were also subsequently reviewed by PricewaterhouseCoopers LLP.

       Financial Information Systems Design and Implementation Fees

       PricewaterhouseCoopers LLP provided no information technology services relating to financial information systems design and implementation during the fiscal year ended December 31, 2002.

       All Other Fees

       The aggregate fees for services rendered by PricewaterhouseCoopers LLP to the Company, other than the services described above under ''Audit Fees'', for the fiscal year ended December 31, 2002 are approximately $2.7 million. These fees are for audits of employee benefit plans and tax advice and filing guidance in various tax jurisdictions around the world.

       Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. If the stockholders should fail to ratify the selection of auditors, the Audit Committee will designate auditors.

       The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as auditors.

PROPOSAL 3: STOCKHOLDER PROPOSAL

       Nick Rossi, as custodian for Victor Rossi, owner of 3,200 shares of Common Stock, has informed the Company in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

3—Vote on All Stock-Based Compensation Plans

       Shareholders recommend that our Board of Directors submit all equity compensation plans and amendments to add shares to those plans (other than plans or add-share amendments that would not result in material potential dilution) to shareholder vote.

       Nick Rossi, P.O. Box 249, Boonville, Calif. 95415 submits this proposal.

       This is the same topic which won 57% of the yes-no shareholder vote at the Mentor Graphics (MENT) 2002 annual meeting. The MENT proposal was submitted by College Retirement Equities Fund (TIAA-CREF) which has more than $100 billion invested in the stock market.

       Additional information on this topic can be obtained by using the Internet search engine ''Google'' or other search engine and inserting ''Mentor Graphics shareholder proposal.''

       Currently our Board of Directors can add to an equity compensation plan shares that could materially dilute ownership positions of existing shareholders, and the Board need not seek shareholder approval for the additional shares.

       I believe that good corporate governance requires consultation by the Company with its shareholders on such equity compensation plans.

       Equity compensation plans have been used for many years by corporations to provide incentives for attracting and retaining qualified employees. Shareholders generally have supported the reasonable use of stock options and other equity compensation. However, excessive dilution of shareholders' equity related to such plans can be unfair and costly to existing shareholders.

       I am concerned that in recent years, some companies have bypassed shareholders, instituting potentially dilutive equity compensation plans without asking for approval from shareholders. This contrasts with many companies that appreciate the important role of shareholders in this arena, and that, in their discretion, submit all equity compensation plans to shareholders even if current law and exchange listing requirements do not require it.

       By supporting this resolution, shareholders can send a message that we care about the right of shareholders to vote on equity compensation plans and significant amendments to those plans.

Vote on All Stock-Based Compensation Plans
Yes on 3

       COMPANY RESPONSE

Your Board of Directors unanimously recommends a vote against this stockholder proposal for the following reasons:

       The Company agrees with the principle that stockholders should approve equity compensation plans, and Company practice has reflected this principle. To that end, the Company voluntarily submitted its two major equity compensation plans (the 1997 Stock Option Plan and the 1999 Amended and Restated Executive Incentive Compensation Plan) to stockholder votes at the time they were adopted. These plans, which were approved by the stockholders, contain overall limits on the amount of stock that may be granted under each Plan.

       In addition, as previously explained in the P&O Committee Report, Colgate uses a disciplined and conservative approach in awarding stock-based compensation. All grants of stock options and restricted stock are approved by the P&O Committee, which is made up entirely of independent directors, in accordance with pre-established guidelines and following a rigorous internal review process. The Board of Directors has established a limit of 1.2% of shares outstanding on the amount of annual and special recognition stock options that may be granted each year, and Colgate's use of such stock options and restricted stock is well below the median of the peer company group it uses for compensation purposes.

       Although as noted, the Company endorses the right of stockholders to vote on potentially dilutive equity compensation plans, it believes that the current stockholder proposal is unnecessary in light of Company practice and in light of a pending and more comprehensively detailed New York Stock Exchange rule in this area. The proposed New York Stock Exchange rule, expected to take effect in the near future, will require all NYSE-listed companies such as the Company to obtain stockholder approval of equity compensation plans. The proposed rule, which contains all the necessary definitions and appropriate requirements, will have the benefit of commentary from the SEC and other concerned citizens. The Company believes that stockholders will be better served by the Company's adherence to the new NYSE rule when adopted than the stockholder proposal. The Company intends to comply fully with the new NYSE rule once in effect and believes it already substantially complies with the proposed rule.

       In sum, the Board recommends a vote against this proposal because the Company already submits all significant equity compensation plans to shareholder vote and because pending NYSE action will regulate this area with greater detail and specificity.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 4: STOCKHOLDER PROPOSAL

       The Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, as custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, collectively owners of 1,814,210 shares of Common Stock, has informed the Company in writing that the funds intend to offer the following resolution for consideration at the Annual Meeting. The Connecticut Retirement Plans and Trust Funds and Christian Brothers Investment Services, Inc., owners of 106,400 and 53,100 shares of Common Stock, respectively, have co-sponsored this resolution.

Whereas, Colgate-Palmolive Company currently has extensive overseas operations, and
Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations has led to an increased public awareness of the problems of child labor, ''sweatshop'' conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and
Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and
Whereas, these standards incorporate the conventions of the United Nations' International Labor Organization (ILO) on workplace human rights which include the following principles:
1)	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)
2)	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)
3)	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)
4)	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105)
5)	There shall be no use of child labor. (ILO Convention 138), and,
Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,
Therefore, be it resolved that shareholders request that the company commit itself to the implementation of a code of corporate conduct based on the aforementioned ILO human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

COMPANY RESPONSE

Your Board of Directors unanimously recommends a vote against this stockholder proposal for the following reasons:

       Colgate-Palmolive Company fully supports and adheres to the workplace human rights principles and standards advocated by the proponent. The Company has a long-standing and well-recognized record of its support of human rights for its employees, its business partners and their employees and in the communities where Colgate does business worldwide. Colgate developed and implemented a code of corporate conduct, as the proponent recommends, long before others, which it supports through rigorous and effective internal monitoring programs and systems. As a result, management believes that the outside monitoring program advocated by the proponent for Colgate would not lead to further enhancement of workers' rights under ILO standards. Such an effort would divert important Company resources away from, rather than advance, the very goals advocated by the proponent.

       The Company's commitment to workplace human rights is reflected in the Company's ''Code of Conduct,'' first adopted 15 years ago and being updated this year. All Colgate employees receive a copy of the Code, which is translated into a variety of languages, and officers and key employees regularly certify compliance with the Code by themselves and their organizations. Additionally, the Code is available on the Company's web site at www.colgate.com and is also available in hard copy to vendors and others upon request.

       The Code of Conduct expresses Colgate's unequivocal position supporting workplace human rights. The Company is committed to equal opportunity for employees at all levels, a safe and healthy workplace, the payment of fair wages, opportunities for employees to improve their skills and respect for employees' freedom of association. Not only does the Company live by these standards in its own facilities, but the Company also strives to work with business partners who abide by the same standards.

       The Company does not tolerate in its own operations, nor will it knowingly work with any supplier or contractor operating with, unacceptable worker treatment, such as the exploitation of children, physical punishment, female abuse, involuntary servitude, or other forms of workplace abuse. To strengthen compliance with these standards by third-party suppliers, the Company has added provisions in its global supply contracts and purchase orders requiring compliance with all applicable labor and equal-employment laws and Colgate standards. To reinforce these contractual commitments, Colgate's policy is to provide its suppliers, contractors and vendors with copies of the Company's Code of Conduct.

       Colgate has a Global Business Practices function, headed by an executive officer, which oversees compliance with the standards described above and related auditing and enforcement of these standards. The Global Business Practices function also supports a global training effort and maintains a telephone, facsimile and e-mail hotline through which employees and suppliers may report suspected violations of the Code of Conduct. Anyone contacting the hotline may identify himself or herself or report anonymously. In addition, the Company has other auditing programs that address ILO issues, including a program to periodically audit all of its manufacturing and research facilities worldwide for compliance with local law and Colgate standards governing the environment and occupational health and safety. An independent third-party consultant, Environmental Resources Management, Inc., has reviewed and confirmed the reliability and objectivity of this audit program.

       Colgate has demonstrated its leadership in the area of human rights in many ways. The Company recently joined nine other multinational companies and organizations as a charter signatory to the Global Sullivan Principles. (It should be noted that the California Public Employee Retirement System (CalPERS), the nation's largest public pension fund, has selected four investment firms to manage its foreign funds in accordance with the Global Sullivan Principles.) The former Council on Economic Priorities has recognized Colgate for its accomplishments in the areas of equal opportunity, charitable giving, environment, the advancement of women and minorities, and the working environment. The U.S. Department of Labor has also recognized the Company for its programs promoting the advancement of women, minorities and people with disabilities. And this year alone, Colgate has been recognized by Hispanic, LatinaStyle, Fortune, and Working Mother magazines for providing a workplace that respects and values diversity.

       The Company has a long-standing commitment to human rights and fair workplace standards, a firm position in this regard with respect to our suppliers and a well-developed compliance process. The Company believes that the monitoring program advocated by the proponent is unnecessary in Colgate's case and would result in a diversion of resources that could be better used to enhance shareholder value and to advance the human rights and workplace standards the proponent seeks to promote.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 5: STOCKHOLDER PROPOSAL

       The American Federation of Labor and Congress of Industrial Organizations Reserve Fund, owner of 400 shares of Common Stock, has informed the company in writing that it intends to offer the following resolution for consideration at the Annual Meeting.

SHAREHOLDER PROPOSAL

       RESOLVED: The shareholders of Colgate-Palmolive Company (the ''Company'') urge the Board of Directors to amend the By-Laws to require that an independent director who has not served as chief executive officer (''CEO'') of the Company shall serve as chairman of the Board of Directors.

SUPPORTING STATEMENT

       The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. We believe that separating the roles of chairman and CEO will promote greater management accountability to shareholders and lead to a more objective evaluation of the CEO. In our opinion, an independent chairman will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

       Recent corporate scandals have focused attention on the issue of board independence and the need for an independent board chairman. According to the Wall Street Journal, ''in a post-Enron world of tougher corporate-governance standards, the notion of a separate outside chairman is gaining boardroom support as a way to improve monitoring of management and relieve overworked CEOs'' (Splitting Posts of Chairman, CEO Catches on With Boards, November 11, 2002).

       Corporate governance experts have questioned how one person serving as both chairman and CEO can effectively monitor and evaluate his or her own performance. A blue-ribbon commission of the National Association of Corporate Directors recently observed ''it is difficult for us to see how an active CEO, already responsible for the operations of the corporation, can give the time necessary to accept primary responsibility for the operations of the board.''

       New listing standards proposed by the New York Stock Exchange also stress the importance of independent boards. The proposed standards define an independent director as one who has not been an employee of the company for at least five years. The proposed rules also require that non-management directors must regularly meet without management. An independent chairman would provide strong leadership at these meetings.

       Many institutional investors have found that a strong, objective board leader can best provide the necessary oversight of management. For example, the California Public Employees' Retirement System's (CalPERS) Corporate Governance Core Principles and Guidelines advocate that a lead independent director be appointed to coordinate the activities of the independent directors when the offices of chairman and CEO are held by the same person. CalPERS also asserts ''true board independence may ultimately—within the next decade—require a serious re-examination of this historic combination of [the chairman and CEO] powers.'' (emphasis in original)

       By setting agendas, priorities and procedures, the position of chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective board. Conversely, we fear that combining the positions of chairman and CEO may result in a passive and uninvolved board that rubber-stamps the CEO's own decisions.

       For these reasons, we urge a vote FOR this resolution.

COMPANY RESPONSE

Your Board of Directors unanimously recommends a vote against this stockholder proposal for the following reasons:

       The Board believes it is in the best interest of stockholders for the By-Laws of the Company to permit the CEO of the Company to also serve as Chairman of the Board. The existing By-Laws give the Board the flexibility to determine whether the roles of Chairman and CEO should be combined or separate. The Board believes that stockholders are best served if the Board remains free to decide what leadership structure works best for the Company based on the facts and circumstances existing at a particular point in time. For example, at the beginning of Reuben Mark's tenure as CEO of the Company in 1984, the position of Chairman was separate. Currently, Mr. Mark fills the roles of both Chairman and CEO. The Board believes that this remains the best leadership structure for the Company at this time.

       The Board does not believe that its independence or performance would be enhanced by splitting the roles of Chairman and CEO. The Board follows sound corporate governance practices, as described in detail starting on page 4 of this Proxy Statement, to ensure its independence and effective functioning. Most importantly, except for Mr. Mark, the Board is composed entirely of independent directors. The independent directors meet in a scheduled executive session without Mr. Mark present at every Board meeting. In addition, the Board's Audit Committee, P&O Committee and Committee on Directors are and have for many years been composed entirely of independent directors. This means that oversight of critical issues such as the integrity of Company financial statements, CEO and senior management compensation, Board evaluation and selection of directors is entrusted to independent directors. (See the charters for these committees set forth in Appendices A, B and D for a full description of the role of these independent committees.)

       As indicated above, Mr. Mark, who has been CEO of the Company for 19 years, is also Chairman, a position that he has held for 17 years. Under the current organizational structure, the Company has achieved outstanding results: total stockholder return on the Common Stock of the Company during the 19-year period from January 1, 1984 through December 31, 2002, has been 2,506%, compared with a total return during the same period of 740% for the S&P 500 and 1,796% for the Proxy Peer Group shown on the graphs on page 16 of this Proxy Statement. The Board believes these outstanding results were facilitated by Mr. Mark's serving as a bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and creating an open dialogue between the Board and senior management. In addition, the Board feels that because Mr. Mark has held both roles he has been able to give the Company united leadership for strategic initiatives and challenges.

       For the above reasons, the Board believes it would be unwise to impose an absolute rule in the By-Laws prohibiting the CEO from also serving as Chairman of the Board. The Board should have the flexibility to determine the best leadership structure for the Company to achieve the optimal result for stockholders. The Board intends to review this determination from time to time as facts and circumstances change.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER INFORMATION

Future Stockholder Proposals

       Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year's Annual Meeting of Stockholders, we must receive it no later than November 28, 2003.

       Under the Company's By-Laws, if you wish to submit a proposal for consideration at next year's Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting of Stockholders during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company's By-Laws. You may obtain a copy of our By-Laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. The deadline for receiving proposals for consideration at this year's Annual Meeting was March 7, 2003.

Nominations for Director

       The Committee on Directors will consider nominees recommended by stockholders for election as directors. Nominations by stockholders must be in writing and made in accordance with the information and timely notice requirements of the Company's By-Laws. The deadlines for nominations for this year's and next year's Annual Meetings are described above under ''Future Stockholder Proposals''.

Cost and Methods of Soliciting Proxies

       We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. We will pay a fee of approximately $22,000 to D.F. King & Co. plus expenses for these services.

Other Business

       As of the date of this Proxy Statement's printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the directors designated as the Proxy Committee in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

APPENDIX A

Colgate-Palmolive Company
Audit Committee Charter

Purpose

       There shall be an Audit Committee (the ''Committee'') which will assist the Board of Directors in its oversight regarding: (1) the integrity of the financial statements of the Company, (2) the independent accountants' qualifications and independence, (3) the performance of the Company's internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission (the ''Commission'') to be included in the Company's annual proxy statement.

Committee Membership

       The Committee shall be appointed by the Board of Directors in accordance with the Company's By-Laws. The Committee shall consist of at least three directors, each of whom in the Board's judgment satisfies the applicable independence and other membership requirements of the New York Stock Exchange, the Commission and other applicable regulations. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

General Responsibilities

1.	Maintain open communications with the internal auditors, the independent accountants, management, and the Board of Directors. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.
2.	In its discretion, conduct or authorize investigations into matters within its scope of responsibility.
3.	Meet separately in executive sessions with the senior internal audit executive and the Company's independent accountants at each regularly scheduled Committee meeting and with management from time to time as appropriate to discuss any matters the Committee or these persons or groups believe should be discussed privately.
4.	Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal audit department or the independent accountants.
5.	Review periodically with the General Counsel any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.
6.	Review with management the activities of the Global Business Practices function, including its monitoring of compliance with the Company's Code of Conduct and Business Practices Guidelines.
7.	Approve and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
8.	Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.
9.	Recommend to the Board of Directors restrictions on the Company's hiring of employees or former employees of the independent accountants who were engaged on the Company's account.
10.	Review with management, the General Counsel, the senior internal audit executive and the independent accountants, disclosures of insider and affiliated party transactions.

11.	Take any other actions required of the Committee by law, applicable regulations, or as may be requested by the Board of Directors.

Responsibilities regarding the engagement of the independent accountants and the appointment of the internal auditor.

1.	The Committee shall have the sole authority to appoint or replace the independent accountants (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committee.
2.	Review the experience and qualifications of the senior members of the independent accountants' audit team.
3.	At least annually, obtain and review any and all reports required by the NYSE or SEC relating to the independent accountants' internal quality control procedures (including any material issues raised by internal or peer reviews or governmental authorities and any steps taken to address any such issues).
4.	Review and approve all audit and permitted non-audit services to be performed by the independent accountants.
5.	Review and concur in the appointment, replacement, reassignment or dismissal of the senior internal audit executive. The senior internal audit executive shall report the matters within his or her authority directly to the Committee.
6.	Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants. The Committee shall present its conclusions with respect to the independent accountants to the Board.

Responsibilities for reviewing internal audits, the annual external audit and the review of financial statements.

1.	Request the independent accountants to confirm that they report directly to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.
2.	Review with management significant risks and exposures identified by management, the internal auditors or the independent accountants, and management's steps to address them.
3.	Review the scope of the internal audits with the senior internal audit executive and the scope of the external audit with the independent accountants.
4.	Review with management, the independent accountants and the senior internal audit executive:
a.	The Company's internal controls, including computerized information system controls and security.
b.	Any significant findings and recommendations made by the independent accountants or internal audit.
5.	After the completion of the annual audit examination (and before the audit report is filed with the Commission), review with management and the independent accountants:
a.	The Company's annual financial statements and related footnotes, including disclosures made in Management's Discussion and Analysis.
b.	The independent accountants' audit of and report on the financial statements.

c.	The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates, including (i) critical accounting policies and practices to be used and (ii) alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants.
d.	Any significant difficulties or disputes with management encountered during the course of the audit and management's response.
e.	The effect of regulatory and accounting initiatives.
f.	The effect of off-balance sheet structures, if any, on the Company's financial statements.
g.	Any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.
h.	Any other matters about the audit procedures or findings that Generally Accepted Auditing Standards (GAAS) require the auditors to discuss with the Committee, including any material written communications between the independent accountants and management.
6.	Review and discuss with management and the independent accountants the Company's quarterly financial statements.
7.	Discuss with management earnings press releases and generally discuss financial information and earnings guidance provided to analysts and rating agencies.
8.	Discuss with management and the independent accountants (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses therein, (ii) any fraud involving management or other employees who have a significant role in the Company's internal controls and (iii) any employee complaints or published reports which raise material issues regarding the Company's accounting, internal accounting controls or auditing matters.
9.	Review with management and the senior internal audit executive:
a.	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.
b.	Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.
c.	The internal audit department's budget and staffing.

Committee Structure and Operations

1. The Committee shall:
a.	Meet at least four times each year and at such other times as it deems necessary to carry out its responsibilities (the Chair of the Committee may call a Committee meeting whenever deemed necessary and the Chair of the Committee shall develop, in consultation with management when appropriate, the Committee agenda).
b.	Make regular reports of its proceedings to the Board.
c.	On an annual basis, review its own performance and review and reassess the adequacy of the Committee's Charter.

2. Committee shall have the authority to:
a.	Form and delegate authority to subcommittees in its discretion.
b.	Retain independent counsel, accountants and other advisers, as it deems necessary or appropriate, to assist in the conduct of its duties.
c.	Determine the appropriate funding for payment of compensation (i) to the independent accountants for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and (ii) to any advisors employed by the Committee.

APPENDIX B

Colgate-Palmolive Company
Committee on Directors Charter

Purpose

       The Committee on Directors shall recommend to the Board qualified individuals to become Board members and develop, implement and monitor the Company's corporate governance principles. The Committee shall oversee the Board evaluation processes and make recommendations to the Board regarding director compensation.

Committee Membership

       The Committee on Directors shall be appointed by the Board of Directors in accordance with the Company's By-Laws. The Committee shall consist of at least three directors, each of whom in the Board's judgment satisfies the independence requirements of the New York Stock Exchange and other applicable regulations.

Committee Responsibilities

       The Committee on Directors shall have the following responsibilities to the Board of Directors:

•	Recommend a Board structure, a Committee structure and Board and Committee practices (including the size of the Board, the number, function and size of Committees and the number of Board and Committee meetings).
•	Review and recommend the Committee charters.
•	Establish Board member selection criteria and screen and recruit new Board members.
•	Review director nominees proposed by stockholders and recommend the director nominees for the annual meeting of stockholders.
•	Develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of Directors.
•	Review and recommend non-employee director compensation and benefit arrangements.
•	Oversee the orientation of new Directors and assess the need for continuing education in governance developments.
•	Monitor the Company's corporate governance practices and its relationships with its various constituencies and, from time to time, review the Company's Corporate Governance Guidelines.
•	Review and make recommendations regarding stockholder proposals that relate to corporate governance.
•	Evaluate, at least once every three years, the Company's Shareholder Rights Plan to determine whether it continues to be in the interests of the Company and its stockholders.
•	Develop and recommend Board self-evaluation procedures (which may include the Board, its Committees or the directors) and oversee their implementation.
•	From time to time when appropriate, review the participation and performance of each Director and make recommendations to the full Board as to his/her continuation as a Board member.
•	Monitor changes in the professional status or employment of non-employee Directors and review proposed Director retirements and proposed Director memberships on other commercial boards of directors.

B-1

Committee Structure and Operations

       The Committee on Directors shall:

•	meet at least three times each year and at such other times as it deems necessary to carry out its responsibilities,
•	make regular reports of its proceedings to the Board, and
•	on an annual basis, review its own performance.

       The Committee on Directors shall have the authority to:

•	form and delegate authority to subcommittees in its discretion, and
•	retain search firms, independent counsel and other advisers, as it deems necessary or appropriate, to assist in the conduct of its duties, including the sole authority to approve the fees of any outside adviser.

B-2

APPENDIX C

Colgate-Palmolive Company
Finance Committee Charter

Purpose

       The Finance Committee shall assist the Board of Directors in its oversight of the financial plans, policies, practices and performance of the Company.

Committee Membership

       The Finance Committee shall be appointed by the Board of Directors in accordance with the Company's By-Laws. The Committee shall consist of at least three directors, a majority of whom in the Board's judgment satisfy the independence requirements of the New York Stock Exchange and other applicable regulations. The Chairman of the Committee shall be an independent director.

Committee Responsibilities

       The Finance Committee shall have the following responsibilities to the Board of Directors:

•	With respect to the oversight of the financial plans, performance and condition of the Company, review and, as appropriate, approve or recommend:
	—	the annual capital and operating budgets of the Company and any amendments thereto
	—	unbudgeted capital commitments of $10 million or more and operating leases of $25 million or more
	—	current financial reports on the Company (including operating performance and balance sheet information)
	—	stock market activity reports on the Company (including external analyses of the Company's financial performance);
•	With respect to the oversight of the financial practices of the Company, review and, as appropriate, approve or recommend the adoption of policies pertaining to:
	—	capital structure
	—	investment guidelines
	—	borrowing limits and authorizations
	—	risk management practices, including derivatives and insurance
	—	foreign exchange management
	—	credit rating and debt/equity ratios
	—	tax planning
	—	commercial banking and investment banking relationships;
•	Recommend the dividend policy of the Company and the declaration of dividends;
•	Review and recommend acquisitions, divestitures and joint ventures of more than $10 million and other transactions outside of the ordinary course of business of more than $25 million;
•	Review and recommend issuance and repurchase authorizations for equity and long-term debt of the Company;
•	Review and oversee the investment policies and investment performance of the Company's pension funds.

C-1

Committee Structure and Operations

       The Finance Committee shall:

•	meet at least four times each year and at such other times as it deems necessary to carry out its responsibilities,
•	make regular reports of its proceedings to the Board, and
•	on an annual basis, review its own performance.

       The Finance Committee shall have the authority to:

•	form and delegate authority to subcommittees in its discretion, and
•	retain independent counsel and other advisers, as it deems necessary or appropriate, to assist in the conduct of its duties, including the sole authority to approve the fees of any such outside adviser.

C-2

APPENDIX D

Colgate-Palmolive Company
Personnel and Organization Committee Charter

Purpose

       The Personnel and Organization Committee (the ''P&O Committee'') shall oversee the personnel, compensation and organizational matters of the Company, taking action on its own or making recommendations to the Board of Directors as appropriate. The Committee shall discharge the Board's responsibilities with respect to compensation of the Company's executives and prepare an annual report on executive compensation for inclusion in the Company's annual proxy statement.

Committee Membership

       The P&O Committee shall be appointed by the Board of Directors in accordance with the Company's By-Laws. The Committee shall consist of at least four directors, each of whom in the Board's judgment satisfies the independence requirements of the New York Stock Exchange and other applicable regulations.

Committee Responsibilities—Compensation Matters

       The P&O Committee shall have the following responsibilities with respect to compensation matters:

•	Review and, where appropriate, approve or recommend, the Company's policies and programs for compensation and benefits, including executive compensation, with the aim of aligning such policies and programs with the Company's annual and long-term goals and the interests of stockholders;
•	Review and, where appropriate, approve or recommend, the Company's incentive-compensation and equity-based plans, oversee their administration and discharge the duties of the Committee under such plans;
•	Oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;
•	Establish performance measures and goals for annual and long-term performance-based incentives for executives and other incentive plan participants based on Company or business unit performance and approve aggregate incentive payments;
•	Review the salary levels, annual bonuses and long-term awards recommended by management for corporate officers and other vice presidents of the Company;
•	Make stock option and restricted stock awards pursuant to the Company's stock option and executive incentive compensation plans;
•	Develop recommendations for the Board on compensation and benefit matters for the Chief Executive Officer of the Company, reviewing and approving corporate goals and objectives relevant to compensation of the CEO, evaluating the CEO's performance in light of these goals and objectives and setting the CEO's compensation based on this evaluation. The Committee shall solicit other independent directors' input in this process and, in determining the long-term incentive component of CEO compensation, shall consider, among other factors, the Company's performance and shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years;
•	Engage one or more outside consultants, not less than once every five years, to report directly to the Committee on the appropriateness of the Company's compensation and

D-1

benefits policies, programs and practices for the Chief Executive Officer and other senior executives, including actual executive salary, bonus, stock and benefit levels.

Committee Responsibilities—Personnel and Organizational Matters

       The P&O Committee shall have the following responsibilities with respect to personnel and organizational matters:
•	Review and, as appropriate, approve or recommend:
	—	Chief Executive Officer and senior management succession planning, consulting with the Chief Executive Officer as appropriate;
	—	recruitment and career development for key executives;
	—	the election of corporate officers;
	—	the Company's human resource policies and programs (including training programs and other people development initiatives);
	—	the Company's labor relations policies; and
	—	the organizational development of the Company;
•	Review and oversee the administration of the Company's employee benefit plans and programs (including pension, 401(k) and other retirement plans);
•	Review the Company's social responsibility programs and other public interest matters, including cultural diversity, equal opportunity, charitable giving and international human rights.

Committee Structure and Operations

       The P&O Committee shall:
•	meet at least four times each year and at such other times as it deems necessary to carry out its responsibilities,
•	make regular reports of its proceedings to the Board, and
•	on an annual basis, review its own performance.

The P&O Committee shall have the authority to:
•	form and delegate authority to subcommittees in its discretion, and
•	retain compensation consultants, independent counsel and other advisers, as it deems necessary or appropriate, to assist in the conduct of its duties, including the sole authority to approve the fees of any such outside adviser.

D-2

APPENDIX E

Colgate-Palmolive Company
Board Guidelines on Significant
Corporate Governance Issues

       These guidelines reflect the position of the Board of Directors of Colgate-Palmolive Company (the ''Company'') on significant corporate governance issues as of March, 2003. The Board will review these guidelines from time to time to ensure that they address new facts and circumstances and evolving corporate governance issues. The Board welcomes comments and suggestions about the guidelines, which should be forwarded to: Andrew D. Hendry, Corporate Secretary, Colgate-Palmolive Company, 300 Park Avenue, New York, NY 10022, 212-310-2239.

Role of the Board of Directors

       The role of the Board of Directors is to oversee the business, assets, affairs and performance of the Company in the best interests of its stockholders. The Board focuses its activities on the key requirements of the Company, such as corporate strategy, evaluation of performance of the CEO and other senior executives of the Company, succession planning and the Company's business practices.

Leadership of the Board

Selection of Chairman and CEO

       The Board believes that the question of whether the offices of Chairman of the Board and CEO should be held by one person is a decision that should be based on all the facts and circumstances existing at the time. Currently, the Board believes that the offices of Chairman and CEO should be held by the same individual. This has proven to be a great aid in providing the Board with a thorough understanding of Colgate and its business by creating an open dialogue between the Board and senior management. It has also ensured that the Company has had united leadership for strategic initiatives and challenges. The Board retains the right to review this determination as facts and circumstances change.

Presiding Director

       The independent directors of the Board meet regularly in executive session without the CEO present at each regularly scheduled board meeting. The role of presiding director at each of these sessions is rotated among the independent directors in accordance with an established schedule. Alternatively, depending on the topic being discussed, the Chair of the particular Board Committee concerned with that issue, e.g., Finance, Personnel and Organization, etc., may assume the lead role for that session.

Size and Composition of the Board

Size of the Board

       The Board believes that a range of seven through 12 directors, as currently provided by the By-Laws of the Company, allows the Board to function most effectively in its decision making and promotes discussion and participation by individual Board members. The Board also believes that the range allows the Board enough flexibility to add outstanding candidates to the Board. The Board currently has nine members. All Board members stand for re-election annually. The Company does not have a classified or staggered board.

Mix of Inside and Outside Directors

       The Board believes that a substantial majority of directors should be independent, outside directors. Currently, the Board consists of all independent, outside directors, with the exception of the Chairman.

Definition of Independence for Outside Directors

       The Board defines an independent director as a director who is not and never has been an officer of the Company and who has no, direct or indirect, substantial interest in or relationship to the Company, other than as a director or stockholder. The Board intends to review and update this policy as necessary or appropriate upon the adoption of director independence standards for New York Stock Exchange listed companies.

Former Chief Executive Officer's Board Membership

       The Board believes that the Board membership of a former CEO is a matter to be decided in each individual instance when the CEO offers his or her resignation from the Board of Directors. Currently, no former CEO is on the Board of Directors. The By-Laws of the Company require that a former CEO retire from the Board at age 65 (age 68 with approval of the other directors).

Board Membership Criteria

       On recommendation of the Committee on Directors, the Board has adopted a written statement of the criteria for Board membership. This statement takes into account the current needs of the Company and the qualities needed for Board membership, including experience in business, education and public service fields, international experience, educational achievement, moral and ethical character, diversity and other criteria.

Selection of New Director Candidates

       The Board selects new director candidates based on the recommendation of the Committee on Directors. The Committee on Directors, which is made up entirely of independent directors, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time.

Directors Who Change Their Present Job Responsibility

       The Committee on Directors reviews the desirability of continued service of a director in the event of a major change in the director's status, such as a change in employment.

Term Limits

       The Board does not believe it should establish term limits. While term limits can help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have developed, over a period of time, valuable insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Retirement Age

       The retirement age of directors is 72 (except for exceptions granted by the Board on a case by case basis), and no person who has reached the age of 65 may be initially elected to the Board. Additionally, a former CEO must retire from the Board at age 65 (or age 68, with the approval of the other directors.) The Board believes that these retirement ages are appropriate, but reserves the right to review them at any time.

Directorship Limits

       To devote sufficient time to properly discharge their duties, no directors should serve on more than three other corporate boards.

Functioning of the Board

Frequency and Length of Board Meetings

       The Board of Directors currently has nine scheduled meetings per year. Additional meetings may be called by the Chairman at any time, on his own initiative or at the request of a director. Directors are expected to attend Board meetings and meetings of Committees on which they serve and to prepare for such meetings by reviewing the materials distributed in advance of such meetings. The Board's schedule is arranged to permit extensive discussion of agenda items and other topics of interest to the Directors.

Selection of Agenda Items for Board Meetings

       The Board has a regular schedule of matters to be taken up during the course of the year. This schedule ensures that all key areas are reviewed at appropriate times. Prior to each meeting, the Chairman of the Board, in consultation with senior management, fixes the agenda for the upcoming meeting, including regularly scheduled matters and other matters determined to be appropriate for consideration at the meeting. Members of the Board may add any matter to an agenda. Prior to the meeting a copy of the agenda is forwarded to all directors so that they are aware of the matters to be discussed at the upcoming meeting.

Board Materials Distributed In Advance

       Significant materials to be reviewed at Board meetings are whenever possible forwarded to the directors by the Chairman or the appropriate executive prior to the meeting to ensure that the directors have an adequate opportunity to review those materials. Agendas for all Board and Committee meetings, as well as the minutes of the prior meetings, are always forwarded to the directors in advance for their review. Additionally, copies of certain press releases, Company prepared reports and videos and analyst and other externally generated reports are distributed to directors to help keep them fully informed about the Company.

Presentations

       Presentations on specific subjects are carefully prepared by management and delivered in a manner to ensure clear and adequate presentation of the subject matter and its relevance to the mission and role of the Board. Topics are presented by the members of management most knowledgeable about the issue at hand irrespective of seniority. As part of each presentation, adequate time is reserved for questions and discussion among directors. Presentations cover strategic issues, matters upon which Board or Committee action is required and a variety of other topics to assist the Board in understanding the Company and discharging its duties.

Regular Attendance of Management at Board Meetings

       The Board encourages attendance by members of senior management at meetings of the Board of Directors and its Committees to increase the Board's understanding of the Company's operations, give directors access to senior management and to improve the Board's ability to oversee the Company's operations. Except for executive sessions, the General Counsel and Secretary attends all meetings of the Board of Directors and its Committees; the Senior Vice President, Global Human Resources attends all meetings of the Personnel and Organization Committee; the Director of Corporate Audit and the Chief Financial Officer attend all meetings of the Audit Committee; and the Chief Financial Officer attends all meetings of the Finance Committee. Also, corporate officers and other members of senior management attend meetings of the Board of Directors and the Finance Committee, except for executive sessions, whenever possible.

Executive Sessions of Independent Directors

       As noted above, the independent directors of the Board meet regularly in executive session without the CEO present at each regularly scheduled board meeting. The directors, in turn, each act as presiding director for these executive sessions in accordance with an established schedule.

Board Access to Senior Management

       Board members have complete and direct access to Colgate's senior management. Of particular note, the Director of Corporate Audit meets with the Audit Committee privately at each of its meetings. As described above, the Board encourages management's attendance at Board and Committee meetings so that (a) management can provide additional insight into the items being discussed because of personal involvement in these areas, and (b) managers with future potential are given exposure to the Board. Interaction between directors and senior managers also takes place between scheduled board meetings, as directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Assessing the Board's Performance

       The Board has implemented a formal Board evaluation procedure. The Board first evaluates the overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and identifies meaningful steps to enhance its performance.

Director Orientation and Education

       The Company shall provide a thorough orientation for new directors, which shall include extensive background materials and meetings with members of senior management. The Company also shall provide an ongoing education program to ensure awareness of areas relevant to the Company's business, including corporate governance, executive compensation and industry developments.

Board Compensation Review

       The time needed to attend Board and Committee meetings and review material in preparation for meetings, as well as the time commitments for Board duties by each director, is substantial. Given these responsibilities, Board compensation is reviewed annually by the Committee on Directors to determine whether it is appropriate. The Board believes that a substantial portion of a director's compensation should be provided and held in Company stock.

Board Review of Shareholder Rights Plan

       On behalf of the Board, the Committee on Directors, which is made up entirely of outside directors, evaluates the Company's Shareholder Rights Plan every three years to determine whether it continues to be in the interests of the Company and its stockholders.

Board Interaction with Institutional Investors, The Press, Customers, Etc.

       The Board believes that it is primarily the responsibility of management to maintain open communication with stockholders, as well as employees and other constituencies, but the Board retains the right to deal directly with stockholders or any other constituency when appropriate.

Retaining Independent Counsel and Consulting with Outside Advisors

       The Board and its Committees may at any time determine that they should seek the advice of their own counsel or consultants with respect to any issue.

Functioning of Committees

Number of Committees

       The Board currently has four standing committees: Audit, Finance, Personnel and Organization and the Committee on Directors. The Board believes that this Committee structure allows the Board to focus on the significant areas of Colgate's activities. Each Committee has a written charter approved by the Board setting forth its purpose and responsibilities. Directors have a standing invitation to attend the meetings of all committees of which they are not members, and most often committee meetings are attended by all directors. Also, the Board may appoint additional special committees at any time, if deemed appropriate.

Assignment and Rotation of Committee Members

       The Committee on Directors recommends to the Board a committee structure, including the composition of Committees. As part of this process, the Board, on the recommendation of the Committee on Directors, rotates the Chair and Deputy Chair of each Committee of the Board and committee membership as appropriate. All committees, other than the Finance Committee, are made up entirely of independent directors.

Frequency and Length of Committee Meetings

       On recommendation of the Committee on Directors, the Board fixes a schedule of regular meetings of each of the Committees in advance of each year. The length of meetings varies depending upon the matters presented. Currently, the Committee on Directors meets three times each year; the Audit Committee meets four times each year; and the Finance Committee and the Personnel and Organization Committee meet five times each year. Meetings are scheduled to allow adequate time to consider all matters thoroughly.

Committee Agendas

       Each Committee of the Board has a regular schedule of matters to be taken up during the course of the year. This ensures that all key areas for which a Committee is responsible are reviewed at appropriate times. Prior to each meeting, the Chair of a Committee, in consultation with the Chairman of the Board and senior management, fixes the agenda for the upcoming meeting, including regularly scheduled matters and other matters which he or she determines are appropriate for consideration at the meeting. Members of a Committee may add any matter to an agenda. Prior to the meeting a copy of the agenda is forwarded to all directors in order that they be aware of the matters to be discussed at the upcoming meeting.

Leadership Development

Formal Evaluation of the Chief Executive Officer

       The Personnel and Organization Committee consists of five independent directors. One of its principal responsibilities is to evaluate the Chief Executive Officer's performance against established goals and objectives and make recommendations to the Board regarding the CEO's compensation based on this evaluation.

Succession Planning

       At least once each year, the Personnel and Organization Committee conducts a formal review of CEO and senior management succession planning. On an ongoing basis, the Personnel and Organization Committee consults with the CEO and advises the Board of Directors with respect to senior management succession planning, discussing potential successors to key executives and examining backgrounds, capabilities and appropriate developmental assignments.

People Development

       The Personnel and Organization Committee of the Board reviews from time to time the people development programs of the Company, including recruitment policies, training programs, benefit programs and career development processes.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

               Printed on Recycled Paper

P

Appendix 1

COLGATE-PALMOLIVE COMPANY
300 Park Avenue, New York, NY 10022

Proxy Solicited by the Board of Directors
for Annual Meeting on May 6, 2003

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 6, 2003 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

R
O
X
Y

FOLD AND DETACH HERE

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Tuesday, May 6, 2003
Marriott Marquis
10:00 a.m.

Broadway Ballroom
1535 Broadway
(45th Street and Broadway)
New York, NY 10036

•          Your vote is important to us. You may vote your proxy either by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

•          If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

X	Please mark your votes as in this example.	L	0124

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—1-877-779-8683

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CHILE ONE PLUS ONE SAVING PLAN COLGATE-PALMOLIVE FRANCE STOCK/SAVINGS PLAN COLGATE-PALMOLIVE GERMANY STOCK/SAVINGS PLAN COLGATE-PALMOLIVE PHILS., INC. STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE PR SAVINGS AND INVESTMENT PLAN COLGATE-PALMOLIVE COMPAÑIA STOCK/SAVINGS PLAN COLGATE-PALMOLIVE, C.A. STOCK PLAN COLGATE-PALMOLIVE MALAYSIA EMPLOYEE STOCK OWNERSHIP PLAN

To:     Plan Participants

            As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 6, 2003 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Colgate-Palmolive Stock Fund will be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	L	3843

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl1

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given. The Company will pay all telephone charges.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE AUSTRALIA EMPLOYEE SHARE SCHEME COLGATE-PALMOLIVE DOMINICAN REPUBLIC STOCK/SAVINGS PLAN COLGATE-PALMOLIVE U.K. STOCK/SAVINGS PLAN COLGATE-PALMOLIVE IRELAND SHARE PARTICIPATION SCHEME

To:     Plan Participants

            As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 6, 2003 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will not be voted.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	L	5630

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl1

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given. The Company will pay all telephone charges.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CANADA INC. Stock/Savings Plan Proxy Solicited by the Board of Directors of Colgate-Palmolive Company for Annual Meeting on May 6, 2003

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 6, 2003 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	L	5638

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—1-877-779-8683

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

P

COLGATE-PALMOLIVE COMPANY
EMPLOYEES SAVINGS AND INVESTMENT PLAN

To:  Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preference Stock allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of stockholders to be held in New York, New York on May 6, 2003 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Plan may be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)

R
O
X
Y

FOLD AND DETACH HERE

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Tuesday, May 6, 2003

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

X	Please mark your votes as in this example.	L	4061

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—1-877-779-8683 from U.S. or Canada/outside of these areas, call 201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given. The Company will pay all telephone charges.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE (HELLAS) S.A.I.C.
STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE, S.A. DE C.V.
RETIREMENT/PENSION PLAN AND
SENIORITY PREMIUM

COLGATE-PALMOLIVE (POLAND) SP. Z 0.0
GLOBAL STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE ARGENTINA S.A.
“MAS POR VOS”

KOLYNOS DO BRASIL LTDA.
STOCK ACQUISITION PLAN

COLGATE-PALMOLIVE (C.A.) INC.
COSTA RICA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
EL SALVADOR STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
GUATEMALA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
HONDURAS STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
NICARAGUA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
PANAMA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE THAILAND
STOCK/SAVINGS PLAN

Proxy Solicited by the Board of Directors of Colgate-Palmolive Company
for Annual Meeting on May 6, 2003

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 6, 2003 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	L	5689

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as Auditors.		AGAINST	ABSTAIN
FOR
1. Election of Directors.			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. H.B. Wentz, Jr.

FOR, except vote withheld from the following nominee(s):

The Board of Directors recommends a vote AGAINST Items 3, 4 and 5.

					3. Stockholder Proposal on Stock-based Compensation Plans.	FOR	AGAINST	ABSTAIN

4. Stockholder Proposal on Workplace Human Rights.

5. Stockholder Proposal on Independent Chairman.

SIGNATURE(S)			DATE
NOTE:			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.		In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•         Vote by Internet—www.eproxyvote.com/cl1

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter the voter control number located in the box above.

•         Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 5, 2003. Have your proxy card in hand when you call. You will be prompted to enter the voter control number located in the box above and then follow the simple instructions you are given. The Company will pay all telephone charges.

•         Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.